AGREEMENT AND PLAN OF MERGER AND REORGANIZATION




                                      AMONG



                              GRAPHON CORPORATION,

                             GRAPHON VIA SUB I INC.,

                            GRAPHON VIA SUB II INC.,

                            GRAPHON VIA SUB III INC.,

                                 CORTELCO, INC.

                        CIDCO COMMUNICATIONS CORPORATION,

                                       AND

                         SLL COMMUNICATIONS CORPORATION





                                 AUGUST 21, 2002

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                                Table of Contents

                                                                            Page


ARTICLE I

DEFINITIONS..................................................................1

  1.1   Acquisition Subsidiaries.............................................1
  1.2   Affiliate............................................................1
  1.3   Affiliated Companies.................................................1
  1.4   Affiliated Company Balance Sheet Date................................1
  1.5   Affiliated Company Contracts.........................................1
  1.6   Affiliated Company Disclosure Schedule...............................1
  1.7   Affiliated Company Financial Statements..............................2
  1.8   Affiliated Company Intellectual Property.............................2
  1.9   Affiliated Company Shares............................................2
  1.10  Agreement............................................................2
  1.11  Acquisition Transactions.............................................2
  1.12  Business Day.........................................................2
  1.13  CIDCO................................................................2
  1.14  CIDCO Certificate of Merger..........................................2
  1.15  CIDCO Conversion Ratio...............................................2
  1.16  CIDCO Effective Time.................................................2
  1.17  CIDCO Financial Statements...........................................2
  1.18  CIDCO Merger.........................................................2
  1.19  CIDCO Options........................................................2
  1.20  CIDCO Shares.........................................................2
  1.21  CIDCO Stock Option Plan..............................................2
  1.22  CIDCO Surviving Corporation..........................................2
  1.23  Closing..............................................................2
  1.24  Closing Date.........................................................2
  1.25  Code.................................................................2
  1.26  Confidential Information.............................................3
  1.27  Contaminant..........................................................3
  1.28  Contract.............................................................3
  1.29  Control..............................................................3
  1.30  Cortelco.............................................................3
  1.31  Cortelco Certificate of Merger.......................................3
  1.32  Cortelco Conversion Ratio............................................3
  1.33  Cortelco Effective Time..............................................3
  1.34  Cortelco Financial Statements........................................4
  1.35  Cortelco Merger......................................................4
  1.36  Cortelco Shares......................................................4
  1.37  Cortelco Surviving Corporation.......................................4
  1.38  CSHC.................................................................4
  1.39  CSHC Shareholders....................................................4
  1.40  Delaware Law.........................................................4
  1.41  Derivative Securities................................................4
  1.42  Disclosing Party.....................................................4
  1.43  Dissenting Shares....................................................4
  1.44  DOL..................................................................4


                                       i
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  1.45  Employee Benefit Plan................................................4
  1.46  Employment Agreement.................................................4
  1.47  Encumbrance..........................................................4
  1.48  Environmental Law....................................................5
  1.49  ERISA Affiliate......................................................5
  1.50  ERISA................................................................5
  1.51  Exchange Act.........................................................5
  1.52  Exchange Agent.......................................................5
  1.53  Exchange Fund........................................................5
  1.54  Fairness Opinion.....................................................5
  1.55  Federal Communications Act...........................................5
  1.56  Foothill Capital Credit Agreements...................................5
  1.57  GAAP.................................................................5
  1.58  Governmental Authority...............................................5
  1.59  GraphOn..............................................................5
  1.60  Graphon Balance Sheet Date...........................................5
  1.61  GraphOn Contracts....................................................5
  1.62  GraphOn Disclosure Schedule..........................................5
  1.63  GraphOn Financial Statements.........................................6
  1.64  GraphOn Intellectual Property........................................6
  1.65  GraphOn Shares.......................................................6
  1.66  GraphOn Subsidiary...................................................6
  1.67  GraphOn Subsidiary Shares............................................6
  1.68  Insurance Policy.....................................................6
  1.69  Intellectual Property................................................6
  1.70  IRS..................................................................6
  1.71  Key Employees........................................................6
  1.72  Knowledge............................................................6
  1.73  Law..................................................................6
  1.74  Liability............................................................6
  1.75  Lock-Up Agreement....................................................6
  1.76  Material Adverse Effect..............................................6
  1.77  Merger Shares........................................................7
  1.78  Mergers..............................................................7
  1.79  NASD.................................................................7
  1.80  Nasdaq...............................................................7
  1.81  Parties..............................................................7
  1.82  PBGC.................................................................7
  1.83  Permitted Liens......................................................7
  1.84  Person...............................................................7
  1.85  Personnel Documents..................................................7
  1.86  Potential Acquiror...................................................7
  1.87  Proposals............................................................7
  1.88  Prospectus...........................................................7
  1.89  Proxy Materials......................................................7
  1.90  Receiving Party......................................................7
  1.91  Registration Statement...............................................8


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  1.92  Related Party........................................................8
  1.93  Representatives......................................................8
  1.94  Reverse Stock Split..................................................8
  1.95  SEC..................................................................8
  1.96  SEC Reports..........................................................8
  1.97  Securities Act.......................................................8
  1.98  SLL..................................................................8
  1.99  SLL Certificate of Merger............................................8
  1.100 SLL Conversion Ratio.................................................8
  1.101 SLL Effective Time...................................................8
  1.102 SLL Financial Statements.............................................8
  1.103 SLL Merger...........................................................8
  1.104 SLL Shares...........................................................8
  1.105 SLL Surviving Corporation............................................8
  1.106 Special Meeting......................................................8
  1.107 Sub I................................................................8
  1.108 Sub II...............................................................8
  1.109 Sub III..............................................................8
  1.110 Sub IV...............................................................8
  1.111 Subsidiary...........................................................8
  1.112 Tax Returns..........................................................9
  1.113 Taxes................................................................9

ARTICLE II

BASIC TRANSACTIONS...........................................................9

  2.1   Mergers..............................................................9
  2.2   Closing..............................................................9
  2.3   Actions at the Closing...............................................9
  2.4   Effects of Mergers..................................................10
  2.5   Adjustments to Conversion Ratios....................................14
  2.6   Dissenting Shares...................................................14
  2.7   No Fractional Shares................................................15
  2.8   Procedure for Exchange..............................................15
  2.9   Closing of Stock Transfer Records...................................17

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF AFFILIATED COMPANIES......................17

  3.1   Incorporation.......................................................18
  3.2   Foreign Qualification...............................................18
  3.3   Corporate Power and Authority.......................................18
  3.4   Authorization.......................................................18
  3.5   Execution, Delivery, and Enforceability.............................18
  3.6   Capitalization......................................................19


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  3.7   Notices, Filings, and Approvals.....................................19
  3.8   Compliance..........................................................19
  3.9   Noncontravention....................................................20
  3.10  Investments.........................................................20
  3.11  Financial Statements................................................20
  3.12  No Undisclosed Liabilities..........................................21
  3.13  Accounting Controls.................................................21
  3.14  Off-Balance-Sheet Transactions......................................21
  3.15  Related-Party Transactions..........................................21
  3.16  Absence of Certain Developments.....................................21
  3.17  Title to, and Sufficiency of, Assets................................24
  3.18  Condition of Assets.................................................24
  3.19  Intellectual Property...............................................24
  3.20  Contracts...........................................................25
  3.21  Taxes...............................................................26
  3.22  Insurance...........................................................27
  3.23  Employment and Labor................................................27
  3.24  Employee Benefit Plans..............................................28
  3.25  Environmental Matters...............................................31
  3.26  Importing and Exporting Activities..................................32
  3.27  Legal Proceedings...................................................33
  3.28  Certain Payments....................................................33
  3.29  No Broker's Commission..............................................33
  3.30  Disclosure..........................................................33

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF GRAPHON...................................33

  4.1   Incorporation.......................................................34
  4.2   Foreign Qualification...............................................34
  4.3   Corporate Power and Authority.......................................34
  4.4   Authorization.......................................................34
  4.5   Execution, Delivery, and Enforceability.............................34
  4.6   Capitalization......................................................35
  4.7   Notices, Filings, and Approvals.....................................36
  4.8   Compliance..........................................................36
  4.9   Noncontravention....................................................36
  4.10  Investments.........................................................37
  4.11  SEC Reports.........................................................37
  4.12  Financial Statements................................................37
  4.13  No Undisclosed Liabilities..........................................37
  4.14  Accounting Controls.................................................37
  4.15  Off-Balance-Sheet Transactions......................................38
  4.16  Related-Party Transactions..........................................38
  4.17  Absence of Certain Developments.....................................38
  4.18  Title to, and Sufficiency of, Assets................................40


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  4.19  Condition of Assets.................................................41
  4.20  Intellectual Property...............................................41
  4.21  Contracts...........................................................41
  4.22  Taxes...............................................................43
  4.23  Insurance...........................................................43
  4.24  Employment and Labor................................................44
  4.25  Employee Benefit Plans..............................................44
  4.26  Environmental Matters...............................................47
  4.27  Legal Proceedings...................................................48
  4.28  Certain Payments....................................................49
  4.29  No Broker's Commission..............................................49
  4.30  Disclosure..........................................................49

ARTICLE V

PRE-CLOSING COVENANTS.......................................................49

  5.1   Conduct of Business.................................................49
  5.2   Access..............................................................50
  5.3   Notices, Filings, and Approvals.....................................50
  5.4   Registration Statement and Proxy Statement/Prospectus...............50
  5.5   Fairness Opinion....................................................51
  5.6   Special Meeting.....................................................51
  5.7   Reverse Stock Split.................................................51
  5.8   Nasdaq Initial Listing..............................................51
  5.9   Board of Directors of GraphOn.......................................52
  5.10  Employment Agreements...............................................52
  5.11  Lock-Up Agreements..................................................52
  5.12  Additional Funding..................................................52
  5.13  Transfer of GraphOn's Assets and Liabilities........................52
  5.14  Distribution of Shares of Cortelco..................................52
  5.15  Non-Solicitation....................................................53
  5.16  Representations and Warranties; Covenants...........................53
  5.17  Notice of Adverse Developments......................................53
  5.18  General.............................................................53

ARTICLE VI

CONDITIONS TO OBLIGATIONS TO CLOSE..........................................54

  6.1   Conditions to Obligation of GraphOn.................................54
  6.2   Conditions to Obligations of the Affiliated Companies...............55

ARTICLE VII

POST-CLOSING MATTERS........................................................57

                                       v
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  7.1   Further Assurances..................................................57
  7.2   Filling Vacancies on Board of Directors of GraphOn..................57

ARTICLE VIII

TERMINATION.................................................................57

  8.1   Termination of Agreement............................................57
  8.2   Effect of Termination...............................................58

ARTICLE IX

MISCELLANEOUS...............................................................58

  9.1   Confidentiality.....................................................58
  9.2   Fees and Expenses...................................................59
  9.3   Public Disclosures..................................................59
  9.4   Entire Agreement....................................................60
  9.5   Notices.............................................................60
  9.6   Enforceability......................................................61
  9.7   Assignment..........................................................61
  9.8   Amendments..........................................................61
  9.9   Waiver..............................................................61
  9.10  Modification and Severability.......................................61
  9.11  Headings............................................................61
  9.12  Construction........................................................61
  9.13  Governing Law.......................................................62
  9.14  Multiple Counterparts...............................................62


SCHEDULES

   Affiliated Company Disclosure Schedule
   GraphOn Disclosure Schedule
   Schedule 2.4(a)(iv) - Directors and Officers of Cortelco Surviving Corporation Schedule 2.4(b)(iv) - Directors and Officers of CIDCO Surviving Corporation Schedule 2.4(c)(iv) - Directors and Officers of SLL Surviving Corporation Schedule 5.10 - Parties to Employment Agreements Schedule 5.11 - Parties to Lock-Up Agreements Schedule 7.2 - Persons Designated by the Affiliated Companies to Fill Vacancies on Board of Directors of GraphOn

EXHIBITS

   Exhibit A  -   Cortelco Certificate of Merger
   Exhibit B  -   CIDCO Certificate of Merger
   Exhibit C  -   SLL Certificate of Merger


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   Exhibit D  -   Employment Agreement
   Exhibit E  -   Form of Lock-Up Agreement
   Exhibit F  -   Legal Opinion of Baker, Donelson, Bearman & Caldwell
   Exhibit G  -   Legal Opinion of Sonnenschein Nath & Rosenthal





GraphOn Corporation agrees to furnish supplementally to the Securities and Exchange Commission (the "SEC") a copy of the above listed schedules and exhibits upon request by the SEC.

      AGREEMENT AND PLAN OF MERGER AND REORGANIZATION dated as of August 21, 2002, by and among GraphOn Corporation, a Delaware corporation ("GraphOn"), GraphOn Via Sub I Inc., a Delaware corporation ("Sub I"), GraphOn Via Sub II Inc., a Delaware corporation ("Sub II"), GraphOn Via Sub III Inc., a Delaware corporation ("Sub III"), Cortelco, Inc., a Delaware corporation ("Cortelco"), CIDCO Communications Corporation, a Delaware corporation ("CIDCO"), and SLL Communications Corporation, a Delaware corporation ("SLL"). Sub I, Sub II, and Sub III are referred to collectively herein as the "Acquisition Subsidiaries." Cortelco, CIDCO, and SLL are referred to collectively herein as the "Affiliated Companies." GraphOn, the Acquisition Subsidiaries, and the Affiliated Companies are referred to collectively herein as the "Parties."

                                  INTRODUCTION

      GraphOn is a publicly held company whose common stock is traded on Nasdaq. GraphOn is engaged in the business of developing and selling business connectivity software. The Acquisition Subsidiaries are wholly owned subsidiaries of GraphOn that have been formed for the sole purpose of acquiring the Affiliated Companies and have not been, and are not, engaged in any other business activity. The Affiliated Companies are privately held companies that are engaged in the telecommunications business.

      The Parties have determined that it is desirable and in their respective best interests and the best interests of their respective stockholders for Sub I to merge with and into Cortelco, Sub II to merge with and into CIDCO, and Sub III to merge with and into SLL, each in a statutory merger in accordance with Delaware Law, and all on the terms and subject to the conditions of this Agreement.

      Based on the foregoing, and in consideration of the mutual benefits to be derived hereby and the mutual representations, warranties, agreements, and covenants contained herein, the Parties agree as follows.

ARTICLE I

                                   DEFINITIONS

      For purposes of this Agreement, the terms defined in this Article I shall have the meanings assigned to them in this Article I and shall include the plural as well as the singular versions of such terms.

1.1   Acquisition Subsidiaries.  As defined in the preface of this Agreement.

1.2 Affiliate. Any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, another Person.

1.3   Affiliated Companies.  As defined in the preface of this Agreement.

1.4 Affiliated Company Balance Sheet Date. As defined in Section 3.16 of this Agreement.

1.5   Affiliated  Company  Contracts.  As  defined  in  Section  3.20  of this
Agreement.

1.6 Affiliated Company Disclosure Schedule. The disclosure schedule prepared by the Affiliated Companies and arranged in sections corresponding to the section numbers of the representations and warranties made by the Affiliated Companies in Article III of this Agreement.

1.7 Affiliated Company Financial Statements. As defined in Section 3.11 of this Agreement.

1.8   Affiliated   Company   Intellectual   Property.   All  the  Intellectual
Property owned or used by the Affiliated Company.

1.9   Affiliated  Company  Shares.  As  defined  in  Section  3.6(a)  of  this
Agreement.

1.10 Agreement. This Agreement and Plan of Merger and Reorganization dated as of August 21, 2002, by and among the Parties, including all exhibits and schedules hereto, as the same may from time to time be amended or supplemented by one or more instruments executed by the Parties.

1.11  Acquisition Transactions.  As defined in Section 5.14 of this Agreement.

1.12 Business Day. Any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in New York, New York.

1.13  CIDCO.   As defined in the preface of this Agreement.

1.14  CIDCO  Certificate  of  Merger.  As  defined  in  Section  2.3  of  this
Agreement.

1.15  CIDCO  Conversion  Ratio.  As  defined  in  Section  2.4(b)(v)  of  this
Agreement.

1.16  CIDCO  Effective   Time.  As  defined  in  Section   2.4(b)(i)  of  this
Agreement.

1.17  CIDCO  Financial  Statements.   As  defined  in  Section  3.11  of  this
Agreement.

1.18  CIDCO Merger.  As defined in Section 2.1 of this Agreement.

1.19  CIDCO Options.  As defined in Section 2.4(b)(vii) of this Agreement.

1.20  CIDCO Shares.  As defined in Section 3.6(a) of this Agreement.

1.21 CIDCO Stock Option Plan. The CIDCO Equity Incentive Plan, effective January 25, 2002.

1.22  CIDCO  Surviving  Corporation.   As  defined  in  Section  2.1  of  this
Agreement.

1.23  Closing.  As defined in Section 2.2 of this Agreement.

1.24  Closing Date.  As defined in Section 2.2 of this Agreement.

1.25  Code.  The  Internal   Revenue  Code  of  1986,  as  amended,   and  the
regulations, rulings, and forms issued thereunder.

1.26 Confidential Information. (a) All information that the Disclosing Party and its Representatives furnish to the Receiving Party and its Representatives before or after the date of this Agreement, whether prepared by or on behalf of the Disclosing Party, its Representatives or otherwise, and whether transmitted orally, in writing, electronically, or otherwise, in connection with the transactions contemplated by this Agreement, and (b) all analyses, compilations, forecasts, memoranda, notes, studies, and other information prepared by or on behalf of the Receiving Party and its Representatives that contain or otherwise reflect any such information of the Disclosing Party or the Receiving Party's or any of its Representatives' review and/or evaluation thereof; provided, however, that "Confidential Information" does not include information that (A) is or becomes generally available to the public other than as a result of actions by the Receiving Party or its Representatives in violation of this Agreement, (B) is or becomes available to the Receiving Party or its Representatives on a non-confidential basis from a source other than the Disclosing Party or its Representatives that is not prohibited from disclosing such information to the Receiving Party or its Representatives by a legal, contractual, fiduciary, or other obligation to the Disclosing Party or any other Person, or (C) was in the possession of the Receiving Party or its Representatives prior to such information being furnished to the Receiving Party by or on behalf of the Disclosing Party.

1.27 Contaminant. (a) Any hazardous substance, within the meaning of that term under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any implementing regulations thereunder; (b) any hazardous or toxic substance, waste or material within the meaning of any other Environmental Laws applicable to the Parties; (c) any pollutant, contaminant or special waste; or (d) any petroleum, crude oil or any fraction thereof.

1.28 Contract. Any agreement, contract, commitment, undertaking, instrument, obligation, purchase order, sale order, license, franchise agreement, distributor agreement, supplier agreement, dealer agreement, sales representative agreement, agency agreement, operating agreement, joint venture agreement, lease, employment agreement, consulting agreement, non-competition agreement, loan agreement, credit agreement, promissory note, indenture, letter of credit, evidence of indebtedness, security or pledge agreement, course of dealing or practice, or other arrangement, whether written or oral, to which a Person is a party or is otherwise bound.

1.29 Control. The possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

1.30  Cortelco.  As defined in the preface of this Agreement.

1.31  Cortelco  Certificate  of Merger.  As  defined  in  Section  2.3 of this
Agreement.

1.32  Cortelco  Conversion  Ratio.  As defined in  Section  2.4(a)(v)  of this
Agreement.

1.33  Cortelco  Effective  Time.  As  defined  in  Section  2.4(a)(i)  of this
Agreement.

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1.34  Cortelco  Financial  Statements.  As  defined  in  Section  3.11 of this
Agreement.

1.35  Cortelco Merger.  As defined in Section 2.1 of this Agreement.

1.36  Cortelco Shares.  As defined in Section 3.6(a) of this Agreement.

1.37  Cortelco  Surviving  Corporation.  As  defined  in  Section  2.1 of this
Agreement.

1.38  CSHC.  As defined in Section 5.14 of this Agreement.

1.39  CSHC Stockholders.  As defined in Section 5.14 of this Agreement.

1.40 Delaware Law. The General Corporation Law of the State of Delaware, as amended.

1.41 Derivative Securities. Options, warrants, rights, shares of capital stock, evidence of indebtedness, or other securities that are convertible into or exercisable or exchangeable for shares of common stock.

1.42  Disclosing Party.  As defined in Section 9.1(a) of this Agreement.

1.43  Dissenting Shares.  As defined in Section 2.6 of this Agreement.

1.44  DOL.  The Department of Labor of the United States Government.

1.45 Employee Benefit Plan. Any "employee benefit plan" within the meaning of
Section 3(3) of ERISA, any "specified fringe benefit plan" within the meaning of
Section 6039D of the Code, and any other bonus, incentive compensation, profit-sharing, equity, stock bonus, stock option, stock appreciation rights, restricted stock, other stock-based incentive, executive compensation agreement, employment agreement, consulting agreement, deferred compensation, pension, stock purchase, employee stock ownership, savings, pension, retirement, supplemental retirement, change-in-control, severance, salary continuation, layoff, welfare (including, without limitation, health, medical, prescription, dental, disability, salary continuation, life, accidental death, travel accident, and other insurance), vacation, holiday, sick leave, fringe benefit, or other benefit plan, program, or policy, whether written or oral, and whether qualified or nonqualified, and any trust, escrow, or other agreement related thereto, covering any present or former employees, directors or their respective dependents.

1.46  Employment Agreement.  As defined in Section 5.10 of this Agreement..

1.47 Encumbrance. Any claim, right, lien (statutory or otherwise), hypothecation, pledge, security interest, mortgage, deed of trust, option, charge, assessment, covenant, restriction, easement, right-of-way, encroachment, building or use restriction, defect in title, conditional or contingent sales agreement, title retention agreement, charge, encumbrance, or other burden or conflicting interest of any kind or nature, whether voluntarily incurred or arising by operation of Law, including, without limitation, any agreement or commitment to provide for any of the foregoing in the future.

1.48 Environmental Law. Any local, state or federal Law, common law duty, permit, license, authorization, order, decision or other binding determination pertaining to Contaminants, the environment, environmental media, natural resources, contamination, clean-up or disclosure, air, surface water, drinking water, groundwater, landfills, open dumps, storage tanks (underground or otherwise), waste, waste water, storm water run-off, emissions, releases, noise, toxic substances or wells, and human health and safety.

1.49 ERISA Affiliate. Any other entity (whether or not incorporated) which is or was, together with any Affiliated Company, or GraphOn as applicable, treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended ("Code").

1.50 ERISA. The Employee Retirement Income Security Act of 1974, as amended, and the rules, regulations, and forms issued thereunder.

1.51 Exchange Act. The Securities Exchange Act of 1934, as amended, and the rules, regulations, and forms issued thereunder.

1.52  Exchange Agent.  As defined in Section 2.8(a) of this Agreement.

1.53  Exchange Fund.  As defined in Section 2.8(a) of this Agreement.

1.54  Fairness Opinion.  As defined in Section 5.5 of this Agreement.

1.55  Federal Communications Act.  As defined in Section 3.8 of this
Agreement.

1.56 Foothill Capital Credit Agreements. The $10.0 million Amended and Restated Loan and Security Agreement dated as of December 31, 2001 among CIDCO, Cortelco, and Foothill Capital Corporation, and the $10.0 Million Loan and Security Agreement between Cortelco and Foothill Capital Corporation dated as of July 31, 1997, and the documents ancillary thereto, as each of the same have been or may be amended, modified, renewed, refunded, replaced, or refinanced from time to time.

1.57 GAAP. Generally accepted accounting principles as in effect from time to time in the United States of America.

1.58  Governmental   Authority.   Any  federal,   state,  county,   municipal,
foreign,   or  other   government  or  political   subdivision,   agency,   or
instrumentality thereof.

1.59  GraphOn.  As defined in the preface of this Agreement.

1.60  Graphon Balance Sheet Date.  As defined in Section 4.17 of this
Agreement.

1.61  GraphOn Contracts.  As defined in Section 4.21 of this Agreement.

1.62 GraphOn Disclosure Schedule. The disclosure schedule prepared by GraphOn and arranged in sections corresponding to the section numbers of the representations and warranties made by GraphOn in Article IV of this Agreement.

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

1.63  GraphOn  Financial  Statements.  As  defined  in  Section  4.12  of this
Agreement.

1.64 GraphOn Intellectual Property. All the Intellectual Property owned or used by GraphOn.

1.65  GraphOn Shares.  As defined in Section 4.6(a) of this Agreement.

1.66  GraphOn Subsidiary.  A Subsidiary of GraphOn.

1.67  GraphOn  Subsidiary  Shares.  As  defined  in  Section  4.6(b)  of  this
Agreement.

1.68 Insurance Policy. Any commercial, general liability, errors and omissions, property, casualty, business interruption, products liability, environmental, automobile, directors and officers, medical, prescription, dental, disability, salary continuation, life, accidental death, travel accident, umbrella or other insurance policy, binder therefor, or endorsement thereto.

1.69 Intellectual Property. Patents and pending patent applications, copyrights and pending applications for copyright registration, trademarks and pending applications for trademark registration, trade names, trade dress, logos, licenses, discoveries, inventions, trade secrets, know-how, and other intellection property.

1.70  IRS.  The Internal Revenue Service of the United Stated Government.

1.71  Key Employees.  As defined in Section 5.10 of this Agreement.

1.72 Knowledge. With respect to a particular matter, the actual knowledge of the executive officers of the Party after reasonable inquiry of appropriate personnel or Representatives, or consultation of the books and records of the Party.

1.73 Law. Any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license, or permit of, or agreement or written understanding with, any Governmental Authority.

1.74 Liability. Any direct or indirect obligation, indebtedness, commitment, expense, claim, deficiency, guaranty, endorsement or other liability of any kind, whether known or unknown, direct or indirect, accrued or unaccrued, absolute or contingent, disputed or undisputed or otherwise, and whether or not the same is required to be accrued on financial statements.

1.75  Lock-Up Agreement.  An defined in Section 5.11 of this Agreement.

1.76 Material Adverse Effect. Any state of facts, change, event, or effect that individually or together with other states of facts, changes, events, or effects, is materially adverse to the business, operations, assets, properties, prospects, or condition (financial or otherwise) of a Party or would impair the ability of any Party to consummate the transactions contemplated by this Agreement, regardless of whether such material adverse effect arises in the ordinary course of business; provided, however, that none of the following shall be considered a Material Adverse Effect: (a) any state of facts, change, event, or effect arising from or relating to general business or economic conditions (including prevailing interest rates and stock market levels or general market disruptions); (b) any state of facts, change, event, or effect arising from or relating to the general state of the industry and market sectors in which the Party operates, except, in the case of the Affiliated Companies, to the extent such state of facts, change, event, or effect has a disproportionate effect on the Affiliated Companies individually or taken as a whole, and (c) in the case of Graphon, any change in the market price of Graphon Shares after the date hereof.

1.77  Merger Shares.  As defined in Section 2.3 of this Agreement.

1.78  Mergers.  As defined in Section 2.1 of this Agreement.

1.79  NASD.  The National Association of Securities Dealers, Inc.

1.80  Nasdaq.  The Nasdaq SmallCap Market.

1.81  Parties.  As defined in the preface to this Agreement.

1.82 PBGC. The Pension Benefit Guaranty Corporation of the United States Government.

1.83 Permitted Liens. Any and all (a) liens for Taxes, assessments, and charges of a Governmental Authority not yet due and payable, (b) mechanic's, materialmen's, warehousemen's, or carriers' liens for sums not yet due and payable, (c) liens incurred in connection with workers' compensation, unemployment insurance, and other types of social security, (d) purchase money security interests and other liens held by equipment lessors in leased equipment, (e) in the case of any leased asset, (i) the rights of any lessor under the applicable lease agreement or any lien granted by any lessor and (ii) any statutory lien for amounts not yet due and payable or that are being contested in good faith, (f) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money, and (g) liens that do not, individually or in the aggregate, detract from or interfere with any use of or impair the value of any asset as currently used.

1.84 Person. Any natural person, company, corporation, professional corporation, general partnership, limited partnership, limited liability company, limited liability partnership, joint venture, trust, land trust, business trust, or other association or organization, regardless of whether it is a legal entity, or any Governmental Authority.

1.85  Personnel Documents.  As defined in Section 3.24(a) of this Agreement.

1.86  Potential Acquiror.  As defined in Section 5.15 of this Agreement.

1.87  Proposals.  As defined in Section 5.6 of this Agreement.

1.88  Prospectus.  As defined in Section 5.4 of this Agreement.

1.89  Proxy Materials.  As defined in Section 5.4 of this Agreement.

1.90  Receiving Party.  As defined in Section 9.1(a) of this Agreement.

1.91 Registration Statement. As defined in Section 5.4 of this Agreement. 1.92 Related Party. Any present or former stockholder, director, officer, or employee of a Party, any family member of such stockholder, director, officer, or employee, or any other Person in which any such stockholder, director, officer, employee, or family member owns of record or beneficially any capital stock or other securities or any other equity or proprietary interest.

1.93 Representatives. As to any Party, the directors, officers, employees, agents, contractors, attorneys, accountants, advisors, and other representatives of such Person.

1.94  Reverse Stock Split.  As defined in Section 5.7 of this Agreement

1.95  SEC.  The Securities and Exchange Commission.

1.96  SEC Reports.  As defined in Section 4.11 of this Agreement.

1.97 Securities Act. The Securities Act of 1933, as amended, and the rules, regulations, and forms issued thereunder.

1.98  SLL.  As defined in the preface of this Agreement.

1.99  SLL Certificate of Merger.  As defined in Section 2.3 of this Agreement.

1.100 SLL  Conversion   Ratio.  As  defined  in  Section   2.4(c)(v)  of  this
Agreement.

1.101 SLL Effective Time.  As defined in Section 2.4(c)(i) of this Agreement.

1.102 SLL Financial Statements.  As defined in Section 3.11 of this Agreement.

1.103 SLL Merger.  As defined in Section 2.1 of this Agreement.

1.104 SLL Shares.  As defined in Section 3.6(a) of this Agreement.

1.105 SLL Surviving Corporation.  As defined in Section 2.1 of this Agreement.

1.106 Special Meeting.  As defined in Section 5.6 of this Agreement.

1.107 Sub I.  As defined in the preface of this Agreement.

1.108 Sub II.  As defined in the preface of this Agreement.

1.109 Sub III.  As defined in the preface of this Agreement.

1.110 Sub IV.  As defined in Section 4.6(b) of this Agreement.

1.111 Subsidiary. As to any Person, any Affiliate that is controlled by such Person directly or indirectly through one or more intermediaries.

1.112 Tax Returns. All returns, declarations, reports, statements, and other documents required to be filed in respect of Taxes.

1.113 Taxes. All federal, state, county, municipal, foreign, and other net income, gross income, gross receipts, profits, capital gains, sales, use, value-added, ad valorem, transfer, franchise, license, lease, service, withholding, payroll, employment (including Social Security and Medicare), excise, severance, golden parachute, property, stamp, customs, or other taxes, fees, assessments, duties, impositions, or charges of any kind whatsoever, together with all interest, penalties, additions to tax, and additional amounts with respect thereto.

ARTICLE II

                               BASIC TRANSACTIONS

2.1 Mergers. On the terms and subject to the conditions of this Agreement, Sub I shall merge with and into Cortelco (the "Cortelco Merger") at the Cortelco Effective Time, Sub II shall merge with and into CIDCO (the "CIDCO Merger") at the CIDCO Effective Time, and Sub III shall merge with and into SLL (the "SLL Merger") at the SLL Effective Time. The Cortelco Merger, the CIDCO Merger, and the SLL Merger are referred to collectively herein as the "Mergers." Cortelco shall be the corporation surviving the Cortelco Merger (the "Cortelco Surviving Corporation"); CIDCO shall be the corporation surviving the CIDCO Merger (the "CIDCO Surviving Corporation"); and SLL shall be the corporation surviving the SLL Merger (the "SLL Surviving Corporation"). It is intended by the Parties that the Mergers shall constitute tax-free reorganizations within the meaning of
Section 368 of the Code and that this Agreement shall constitute a plan of reorganization within the meaning of the regulations thereunder.

2.2 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur by telephone with deliveries of Closing documents by overnight courier, or in person at a mutually convenient location, or by such other method as shall be mutually agreeable to the Parties. Any executed Closing documents sent by a Party or its counsel to the other Party or its counsel prior to the Closing shall be held in escrow by such other Party or its counsel until such executed documents are authorized to be released and delivered by an executive officer of the sending Party or by the sending Party's counsel. The Closing shall occur at 9:00 a.m. (Pacific time) on the second Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions that the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

2.3 Actions at the Closing. At the Closing, (a) the Affiliated Companies shall deliver to GraphOn the various documents, instruments, and certificates referred to in Section 6.1 hereof, (b) GraphOn and the Acquisition Subsidiaries shall deliver to the Affiliated Companies the various documents, instruments, and certificates referred to in Section 6.2 hereof, (c) a certificate of merger setting forth the terms of the Cortelco Merger shall be filed with the office of the Secretary of State of the State of Delaware in the form attached hereto as Exhibit A (the "Cortelco Certificate of Merger"), (d) a certificate of merger setting forth the terms of the CIDCO Merger shall be filed with the office of the Secretary of State of the State of Delaware in the form attached hereto as Exhibit B (the "CIDCO Certificate of Merger"), (e) a certificate of merger setting forth the terms of the SLL Merger shall be filed with the office of the Secretary of State of the State of Delaware in the form attached hereto as Exhibit C (the "SLL Certificate of Merger"), and (f) GraphOn shall deliver to the Exchange Agent certificates evidencing the total number of GraphOn Shares to be issued pursuant to the Mergers (the "Merger Shares") in the manner provided in Section 2.8(a) hereof.

2.4   Effects of Mergers.
      ------------------

(a)   Cortelco Merger.
      ----------------

(i) The Cortelco Merger shall become effective at the time the Cortelco Certificate of Merger is filed with the Secretary of State of the State of Delaware or such later time as is specified in the Cortelco Certificate of Merger (the "Cortelco Effective Time"). The Cortelco Merger shall have the effects set forth in the Delaware law. The Cortelco Surviving Corporation may, at any time after the Cortelco
      Effective   Time,   take  any  action (including  executing and delivering
      any document) in the name and on behalf of either Cortelco or Sub I in order to carry out and effectuate the transactions contemplated by this Agreement.

(ii) The certificate of incorporation of Cortelco in effect at and as of the Cortelco Effective Time shall remain the certificate of incorporation of the Cortelco Surviving Corporation without any modification or amendment in the Cortelco Merger.

(iii) The bylaws of Cortelco in effect at and as of the Cortelco Effective Time shall remain the bylaws of the Cortelco Surviving Corporation without any modification or amendment in the Cortelco Merger.

(iv) The directors and officers of the Cortelco Surviving Corporation shall be the individuals listed on Schedule 2.4(a)(iv) hereto.

(v)   At and as of the  Cortelco  Effective  Time,  (a)  each  Cortelco  Share
      (other  than  any  Dissenting   Shares)  issued  and   outstanding
      immediately prior to the Cortelco Effective Time shall, by virtue of the Cortelco Merger and without any action on the part of the holder thereof, be converted into the right to receive .417708 GraphOn Shares (the ratio of .417708 GraphOn Shares to one Cortelco Share is referred to herein as the "Cortelco Conversion Ratio"), subject to rounding up to the nearest whole GraphOn Share in lieu of the issuance of fractional shares as provided in Section 2.7 hereof, and the right to receive any dividends or distributions thereon from and after the Cortelco Effective Date, and (b) each Dissenting Share shall be converted into the right to receive payment from the Cortelco Surviving Corporation with respect thereto in accordance with Section 2.6 hereof; provided, however, that the Cortelco Conversion Ratio shall be subject to equitable adjustment in the event of any stock issuance, stock split, stock dividend, reverse stock split, or other change in the number of GraphOn Shares or Cortelco

      Shares outstanding prior to the Cortelco Effective Time (other than the Reverse Stock Split).

(vi) At and as of the Cortelco Effective Time, each Cortelco Share held in treasury by Cortelco immediately prior to the Cortelco Effective Time shall, by virtue of the Cortelco Merger and without any action on the part of Cortelco, be canceled and retired, and no GraphOn Shares or other shares of capital stock or securities of GraphOn or Sub I shall be issuable with respect thereto.

(vii) At and as of the Cortelco Effective Time, each share of common stock of Sub I issued and outstanding immediately prior to the Cortelco Effective Time shall, by virtue of the Cortelco Merger and without any action on the part of GraphOn, be converted into and become one fully paid and nonassessable share of common stock of the Cortelco Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Cortelco Surviving Corporation. No shares of capital stock of Sub I shall be deemed to be outstanding or to have any rights after the Cortelco Effective Time.

(viii)GraphOn Shares. Each GraphOn Share issued and outstanding at and as of the Cortelco Effective Time shall remain issued and outstanding following the Cortelco Effective Time.

(b)   CIDCO Merger.
      ------------

(i)   The  CIDCO  Merger  shall  become   effective  at  the  time  the  CIDCO
      Certificate of Merger is filed with the Secretary of State of the State of Delaware or such later time as is specified in the CIDCO Certificate of Merger (the "CIDCO Effective Time"). The CIDCO Merger shall have the effects set forth in the Delaware Law. The CIDCO Surviving Corporation may, at any time after the CIDCO Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either CIDCO or Sub II in order to carry out and effectuate the transactions contemplated by this Agreement.

(ii) The certificate of incorporation of CIDCO in effect at and as of the CIDCO Effective Time shall remain the certificate of incorporation of the CIDCO Surviving Corporation without any modification or amendment in the CIDCO Merger.

(iii) The bylaws of CIDCO in effect at and as of the CIDCO Effective Time shall remain the bylaws of the CIDCO Surviving Corporation without any modification or amendment in the CIDCO Merger.

(iv) The directors and officers of the CIDCO Surviving Corporation shall be the individuals listed on Schedule 2.4(b)(iv) hereto.

(v) At and as of the CIDCO Effective Time, (a) each CIDCO Share (other than any Dissenting Share) issued and outstanding immediately prior to the CIDCO Effective Time shall, by virtue of the CIDCO Merger and without any action on the part of the holder thereof, be canceled and converted into the right to receive 1.564480 GraphOn Shares (the ratio of 1.564480 GraphOn Shares to one CIDCO Share is referred to herein as the "CIDCO Conversion Ratio"), subject to rounding up to the nearest whole GraphOn Share in lieu of the issuance of fractional shares as provided in Section 2.7 hereof, and the right to receive any dividends or distributions thereon after the CIDCO Effective Date and (b) each Dissenting Share shall be converted into the right to receive payment from the CIDCO Surviving Corporation with respect thereto in accordance with Section 2.6 hereof; provided, however, that the CIDCO Conversion Ratio shall be subject to equitable adjustment in the event of any stock issuance, stock split, stock dividend, reverse stock split, or other change in the number of GraphOn Shares or CIDCO Shares outstanding prior to the CIDCO Effective Time (other than the Reverse Stock Split).

(vi) At and as of the CIDCO Effective Time, each CIDCO Share held in treasury by CIDCO immediately prior to the CIDCO Effective Time shall, by virtue of the CIDCO Merger and without any action on the part of CIDCO, be canceled and retired, and no GraphOn Shares or other shares of capital stock or securities of GraphOn or Sub II shall be issuable with respect thereto.

(vii) All options to purchase CIDCO Shares (the "CIDCO Options") that are outstanding and unexercised at the CIDCO Effective Time, regardless of whether they are vested or exercisable, shall remain outstanding following the CIDCO Effective Time. At and as of the CIDCO Effective Time, the CIDCO Options shall, by virtue of the CIDCO Merger and without any further action on the part of CIDCO or the holders thereof, be assumed by GraphOn in such manner consistent with a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code. To the extent that Section 424 of the Code does not apply to any such CIDCO Options, GraphOn shall assume the CIDCO Options in such a manner as if Section 424 of the Code applied to such CIDCO Options. Each CIDCO Option assumed by GraphOn shall be exercisable upon the same terms and conditions as set forth in the CIDCO Stock Option Plan and the stock option agreement pursuant to which such CIDCO Option was granted, except that (A) such CIDCO Option shall be exercisable for that whole number of GraphOn Shares (rounded down to the nearest whole share) into which the number of CIDCO Shares subject to such CIDCO Option immediately prior to the CIDCO Effective Time would be converted upon application of a conversion ratio of 2.61333 (the "Stock Option Conversion Ratio"), and (B) the option exercise price per GraphOn Share shall be an amount equal to the option exercise price per CIDCO Share under such CIDCO Option in effect immediately prior to the CIDCO Effective Time divided by the number of full GraphOn Shares deemed purchasable pursuant to such CIDCO Option in accordance with the foregoing (the option exercise price per share, as so determined, being rounded up to the nearest full cent); provided, however, that the Stock Option Ratio shall be subject to equitable adjustment in the event of any stock issuance, stock split, stock dividend, reverse stock split, or other change in the number of GraphOn Shares, SLL Shares, or CIDCO Shares outstanding prior to the CIDCO Effective Time (other than the Reverse Stock Split).

(viii)At and as of the CIDCO Effective Time, each share of common stock of Sub II issued and outstanding immediately prior to the CIDCO Effective Time shall, by virtue of the CIDCO Merger and without any action on the part of GraphOn, be converted into and become one fully paid and nonassessable
      share of  common  stock of the CIDCO  Surviving   Corporation  and  shall
      constitute the only outstanding shares of capital stock of the CIDCO Surviving Corporation. No shares of capital stock of Sub II shall be deemed to be outstanding or to have any rights after the CIDCO Effective Time.

(ix) GraphOn Shares. Each GraphOn Share issued and outstanding at and as of the CIDCO Effective Time shall remain issued and outstanding following the CIDCO Effective Time.

(c)   SLL Merger.
      -----------

(i) The SLL Merger shall become effective at the time the SLL Certificate of Merger is filed with the Secretary of State of the State of Delaware
      or  such  later  time  as  is   specified   in  the  SLL Certificate of
      Merger (the "SLL Effective Time"). The SLL Merger shall have the effects set forth in the Delaware Law. The SLL Surviving Corporation may, at any time after the SLL Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either SLL or Sub III in order to carry out and effectuate the transactions contemplated by this Agreement.

(ii) The certificate of incorporation of SLL in effect at and as of the SLL Effective Time shall remain the certificate of incorporation of the SLL Surviving Corporation without any modification or amendment in the SLL Merger.

(iii) The bylaws of SLL in effect at and as of the SLL Effective Time shall remain the bylaws of the SLL Surviving Corporation without any modification or amendment in the SLL Merger.

(iv) The directors and officers of the SLL Surviving Corporation shall be the individuals listed on Schedule 2.4(c)(iv) hereto.

(v) At and as of the SLL Effective Time, (a) each SLL Share (other than any Dissenting Share) issued and outstanding immediately prior to the SLL Effective Time shall, by virtue of the SLL Merger and without any action on the part of the holder thereof, be converted into the right to receive 104,533.33 GraphOn Shares (the ratio of 104,533.33 GraphOn Shares to one SLL Share is referred to herein as the "SLL Conversion Ratio"), subject to rounding up to the nearest whole GraphOn Share in lieu of the issuance of fractional shares as provided in Section 2.7 hereof, and the right to receive any dividends or distributions thereon after the SLL Effective Time and (b) each Dissenting Share shall be
      converted into  the  right  to  receive   payment  from  the  SLL
      Surviving Corporation  with respect  thereto in accordance  with Section
      2.6 hereof; provided, however, that the SLL Conversion Ratio shall be subject to equitable adjustment in the event of any stock issuance, stock split, stock dividend, reverse stock split, or other change in the number of GraphOn Shares or SLL Shares outstanding prior to the SLL Effective Time (other than the Reverse Stock Split).

(vi) At and as of the SLL Effective Time, each SLL Share held in treasury by SLL immediately prior to the SLL Effective Time shall, by virtue of the SLL Merger and without any action on the part of SLL, be canceled and retired, and no GraphOn Shares or other shares of capital stock or securities of GraphOn or Sub III shall be issuable with respect thereto.

(vii) At and as of the SLL Effective Time, each share of common stock of Sub III issued and outstanding immediately prior to the SLL Effective Time shall, by virtue of the SLL Merger and without any action on the part of GraphOn, be converted into and become one fully paid and nonassessable share of common stock of the SLL Surviving Corporation and shall constitute the only outstanding shares of capital stock of the SLL Surviving Corporation. No shares of capital stock of Sub III shall be deemed to be outstanding or to have any rights after the SLL Effective Time.

(viii)GraphOn Shares. Each GraphOn Share issued and outstanding at and as of the SLL Effective Time shall remain issued and outstanding following the SLL Effective Time.

2.5 Adjustments to Conversion Ratios. If, after the date hereof and prior to the Closing Date, there is any increase or decrease in the number of issued and outstanding Cortelco Shares, CIDCO Shares, SLL Shares, or GraphOn Shares by reason of any stock issuances, stock splits, stock dividends, reverse stock splits, or other changes in the number of any such shares, the Parties shall amend this Agreement to adjust the Cortelco Conversion Ratio, the CIDCO Conversion Ratio, and/or the SLL Conversion Ratio, as applicable, so that (a) the total number of Merger Shares equals 70% of the issued and outstanding GraphOn Shares immediately after the consummation of the Mergers, and (b) the stockholders of Cortelco receive 33.33% of the Merger Shares as a result of the Cortelco Merger, the stockholders of CIDCO receive 40.00% of the Merger Shares as a result of the CIDCO Merger, and the stockholders of SLL receive 26.67% of the Merger Shares as a result of the SLL Merger.

2.6 Dissenting Shares. (a) Notwithstanding any other term or provision of this Agreement to the contrary, any Affiliated Company Shares that are outstanding immediately prior to the Cortelco Effective Time, CIDCO Effective Time, or SLL

Effective Time, as applicable, that are held by stockholders who (i) have not consented to the respective Mergers, (ii) have demanded appraisal rights for such Affiliated Company Shares in accordance with the provisions of Section 262 of Delaware Law (if such provisions provide for appraisal rights for such Affiliated Company Shares) and (iii) have not failed to perfect or have effectively withdrawn such demand or otherwise lost their appraisal rights (each a "Dissenting Share" and collectively, the "Dissenting Shares"), shall not be converted into or represent the right to receive the Merger Shares pursuant to this Article II. Such stockholders shall be entitled to have such Affiliated Company Shares held by them appraised in accordance with Delaware Law, except that all Dissenting Shares held by stockholders who have failed to perfect or have effectively withdrawn or otherwise lost their right to appraisal of such Affiliated Company Shares under Delaware Law shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Cortelco Effective Time, CIDCO Effective Time, or SLL Effective Time, as applicable, the right to receive the Merger Shares issuable in exchange therefor pursuant to this Article II, upon surrender of the certificates that formerly represented such Affiliated Company Shares in accordance with Section 2.8 hereof.

             (b) The Affiliated Companies shall give GraphOn prompt notice of any demand for appraisal received by any of them, withdrawals of demands for appraisal, and any other instrument served on them by a stockholder pursuant to Delaware Law.

2.7 No Fractional Shares. Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional GraphOn Shares shall be issued in the Mergers, and any fractional interests of GraphOn Shares resulting from the calculations provided in Section 2.4 hereof shall not entitle the owner thereof to vote such fractional shares or to any other rights of a security holder with respect thereto. Each holder of Affiliated Company Shares who would otherwise have been entitled to receive a fraction of a GraphOn Share pursuant to this
Article II shall, in lieu thereof, be issued one whole GraphOn Share. For purposes of determining whether and to what extent a stockholder is entitled to receive a GraphOn Share in lieu of a fractional share pursuant to this Section 2.7, the Affiliated Company Shares held of record by such stockholder and represented by two or more stock certificates of a particular Affiliated Company shall be aggregated.

2.8   Procedure for Exchange.
      ----------------------

(a) Immediately after the Cortelco Effective Time, CIDCO Effective Time, and SLL Effective Time, as applicable, GraphOn shall deposit with American Stock Transfer & Trust Company, or such other exchange agent selected by GraphOn and reasonably acceptable to the Affiliated Companies, (the "Exchange Agent") for the benefit of the holders of
      Affiliated Company Shares, (i) certificates representing the GraphOn Shares that make up the Merger Shares, calculated as follows: the sum of (x) the product of the Cortelco Conversion Ratio multiplied by the number of Cortelco Shares (other than any Dissenting Shares) issued and outstanding immediately prior to the Cortelco Effective Time, (y) the product of the CIDCO Conversion Ratio multiplied by the number of CIDCO Shares (other than any Dissenting Shares) issued and outstanding immediately prior to the CIDCO Effective Time, and (z) the product of the SLL Conversion Ratio multiplied by the number of SLL Shares (other than any Dissenting Shares) issued and outstanding immediately prior to the SLL Effective Time, and, (ii) any dividends or other distributions with respect to GraphOn Shares with a record date at or after the Cortelco Effective Time, CIDCO Effective Time, and SLL Effective Time, as applicable, (such certificates for GraphOn Shares, together with the amount of any dividends or other distributions payable with respect thereto, are referred to as the "Exchange Fund") in exchange for Affiliated Company Shares outstanding immediately prior to the Cortelco Effective Time, CIDCO Effective Time, and SLL Effective Time, respectively, and upon due surrender of certificates representing the Affiliated Company Shares pursuant to this Article II.

(b) Promptly after the Cortelco Effective Date, CIDCO Effective Date, and SLL Effective Date, respectively, GraphOn shall cause the Exchange Agent to mail to each record holder of Affiliated Company Shares (other than Dissenting Shares) (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the certificates representing Affiliated Company Shares shall pass, only upon delivery of such certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as GraphOn and the Exchange Agent may reasonably agree, and (ii) instructions for use in effecting the surrender of the certificates representing Affiliated Company Shares in exchange for (A) certificates representing GraphOn Shares and
      (B) any unpaid dividends and other distributions thereon. Upon surrender of a certificate representing Affiliated Company Shares for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole GraphOn Shares that such holder is entitled to receive pursuant to this Article II, and (y) a check in the amount (after giving effect to any required tax withholdings) of any unpaid non-stock dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this
      Article II, and the certificate representing the Affiliated Company Shares will be canceled. No interest will be paid or accrued on any amounts payable upon due surrender of the certificates representing Affiliated Company Shares. In the event of a transfer of ownership of
      Affiliated Company Shares that is not registered in the transfer records of the appropriate Affiliated Company, a certificate representing the proper number of GraphOn Shares, together with a check for any cash to be paid upon due surrender of the certificate representing the Affiliated Company Shares, and any other dividends or distributions in respect thereof may be issued and/or paid to such transferee if the certificate formerly representing such Affiliated Company Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for GraphOn Shares is to be issued in a name other than that in which the certificate surrendered for exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for GraphOn Shares in a name other than that of the registered holder of the certificate surrendered, or shall establish to the satisfaction of GraphOn or the Exchange Agent that such tax has been paid or is not applicable.

(c) GraphOn shall not pay any dividend or make any distribution on GraphOn Shares, with a record date at or after the Cortelco Effective Time, CIDCO Effective Time, or SLL Effective Time, to any record holder of Affiliated Company Shares unless and until the holder surrenders for exchange the stock certificate or certificates that formerly represented the holder's Affiliated Company Shares. GraphOn instead shall pay the dividend or make the distribution to the Exchange Agent in trust for the benefit of the holder pending the surrender and exchange. No holder of Affiliated Company Shares shall be entitled to any interest or earnings on the dividend or distribution held in trust by the Exchange Agent pending receipt thereof by the holder upon surrender for exchange of the Affiliated Company Share certificates.

(d) In the event any certificate representing Affiliated Company Shares shall have been lost, stolen, or destroyed, upon the making of an affidavit of such fact by the Person claiming such certificate has been lost, stolen, or destroyed, and if required by GraphOn, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such documentation of the lost, stolen, or destroyed certificate, the GraphOn Shares and any unpaid dividends or other distributions in respect thereof.

(e) GraphOn may terminate the Exchange Fund and cause the Exchange Agent to return any GraphOn Shares and dividends and distributions thereon remaining unclaimed 180 days after the Closing Date, and thereafter each remaining record holder of Affiliated Company Shares who has not surrendered for exchange the certificates representing the Affiliated Company Shares shall be entitled to look to GraphOn (subject to abandoned property, escheat, and other similar Laws) as a general creditor thereof with respect to the GraphOn Shares and dividends and distributions thereon to which the holder is entitled upon surrendering for exchange the stock certificate or certificates that formerly represented the holder's Affiliated Company Shares. Notwithstanding the foregoing, none of GraphOn, the Cortelco Surviving Corporation, CIDCO Surviving Corporation, SLL Surviving Corporation, or the Exchange Agent shall be liable to any former holder of Affiliated Company Shares for any amounts properly delivered to a public official pursuant to applicable abandoned property, escheat, or similar Laws.

(f)   GraphOn shall pay all fees, expenses,  and other charges of the Exchange
      Agent.

2.9 Closing of Stock Transfer Records. After the close of business on the Closing Date, no transfer of Affiliated Company Shares outstanding prior to the Closing Date shall be registered in the stock transfer records of any Affiliated Company.

ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF AFFILIATED COMPANIES

      Each Affiliated Company, as to itself and all its Affiliated Company Subsidiaries (in which case the term "Affiliated Company" small mean the Affiliated Company and all such Affiliated Company Subsidiaries) represents and warrants to GraphOn as follows:

3.1 Incorporation. The Affiliated Company is a corporation duly incorporated, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation. The Affiliated Company has delivered to GraphOn complete and correct copies of its certificate of incorporation and bylaws, each as amended to date. The Affiliated Company's certificate of incorporation and bylaws so delivered are in full force and effect.

3.2 Foreign Qualification. The Affiliated Company is duly qualified to conduct business as a foreign corporation and is in good standing under the Laws of each jurisdiction where the ownership or operation of its properties and assets or the conduct of its business requires such qualification, except where the lack of such qualification would not have a Material Adverse Effect.

3.3 Corporate Power and Authority. The Affiliated Company has corporate power and authority to carry on the businesses in which it is engaged, to own and use the properties owned and used by it, to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated by this Agreement.

3.4 Authorization. The board of directors of the Affiliated Company has duly authorized the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. The stockholders of the Affiliated Company have duly adopted this Agreement. The Affiliated Company has taken all corporate actions necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby.

3.5 Execution, Delivery, and Enforceability. This Agreement has been executed and delivered by a duly authorized officer of the Affiliated Company, constitutes a legal, valid, and binding obligation of the Affiliated Company, and is enforceable against the Affiliated Company in accordance with its terms.

3.6 Capitalization. The authorized capital stock of Cortelco consists solely of 20,000 shares of common stock, par value $.001 per share (the "Cortelco Shares"), of which 1,000 Cortelco Shares are issued and outstanding. The authorized capital stock of CIDCO consists solely of 2,500,100 shares of common stock, par value $.001 per share (the "CIDCO Shares"), of which 22,600 CIDCO Shares are issued and outstanding, and 10,000,000 shares of Series A preferred stock, par value $.001 per share, of which 9,999,900 are issued and outstanding. The authorized capital stock of SLL consists solely of 1,000 shares of common stock, par value $.01 per share (the "SLL Shares"), of which 100 SLL Shares are issued and outstanding. The Cortelco Shares, the CIDCO Shares, and the SLL Shares are referred to collectively herein as the "Affiliated Company Shares." All the issued and outstanding Affiliated Company Shares have been duly authorized and validly issued and are fully paid and nonassessable. None of the issued and outstanding Affiliated Company Shares (i) was offered or sold in violation of any provision of the Securities Act or (ii) was issued in violation of any preemptive rights or any similar rights that entitle any Person to acquire any Affiliated Company Shares upon the issuance or sale thereof. Except as disclosed in Section 3.6 of the Affiliated Company Disclosure Schedule, there are no authorized or outstanding Derivative Securities of any Affiliated Company that are convertible into or exercisable or exchangeable for any Affiliated Company Shares or other shares of capital stock or securities of the Affiliated Company, and there are no preemptive or other authorized or outstanding rights, options, warrants, calls, redemption rights, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments to which any Affiliated Company is a party or by which it is bound providing for the issuance, transfer, sale, or other disposition of any Affiliated Company Shares or other shares of capital stock or securities of the Affiliated Company. There are no authorized or outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to the Affiliated Company Shares or other shares of capital stock of any Affiliated Company. No Affiliated Company has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or that are convertible into or exercisable for securities having the right to vote) with the stockholders of any Affiliated Company on any matter.

3.7 Notices, Filings, and Approvals. Except as disclosed in Section 3.7 of the Affiliated Company Disclosure Schedule, no notice to, filing with, or approval, authorization, consent, order, or other action by, any Person is required of the Affiliated Company for the execution and delivery of this Agreement, the performance of its obligations hereunder, or the consummation of the transactions contemplated hereby.

3.8 Compliance. The Affiliated Company is in compliance with all the provisions of (a) its certificate of incorporation and bylaws, (b) all applicable Laws, including the Federal Communications Act of 1934, as amended (the "Federal Communications Act"), and with all applicable rules, and regulations of all Governmental Authorities, including, without limitation, the Federal Communications Commission, (c) all permits, approvals, authorizations, certificates of convenience or necessity, licenses, privileges, and registrations necessary for the ownership of its assets and properties and the conduct of its business, (d) all judgments, decrees, orders, writs, injunctions, and other rulings of all Governmental Authorities, and other authorities having jurisdiction over the Affiliated Company or any of its properties, assets, or operations, and (e) all Contracts to which the Affiliated Company is a party or is otherwise bound, except in the case of clauses (b), (c) and (e) for such instances of non-compliance that in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect. The Affiliated Company is not required to obtain any licenses, permits, approvals, or authorizations or make any filings with the Federal Communications Commission pursuant to the Federal Communications Act or with any similar state regulatory agency or authority to conduct the Affiliated Company's business. No Affiliated Company has received any written notice or communication of any material failure to comply with any of the foregoing that has not been cured (as evidenced by a written notice to such effect, a copy of which has been provided to GraphOn) as of the date hereof. The Affiliated Company has all permits, licenses, variances, exemptions, orders, and other governmental authorizations, consents, and approvals necessary to conduct its business as presently conducted, except for those the absence of which would not be reasonably likely to result in a Material Adverse Effect. In the past three years, no Affiliated Company has had any license, certificate of authority, or permit revoked or has had any Governmental Authority deny any of its applications for a license, permit, or certificate of authority except for those revocations or denials that have not had or could not reasonably be expected to have a Material Adverse Effect.

3.9 Noncontravention. Neither the execution or delivery by the Affiliated Company of this Agreement, nor the performance of its obligations hereunder, nor the consummation of the transactions contemplated hereby, does or will, whether with or without the giving of notice or the passage of time or both, (a) result in any violation of or conflict with any provision of (i) the certificate of incorporation or bylaws of the Affiliated Company, (ii) any applicable Law,
(iii) any permit, approval, authorization, certificate of convenience or necessity, license, privilege, or registration necessary for the ownership of its assets and properties and the conduct of its business, or (iv) any judgment, decree, order, writ, injunction, or other ruling of any Governmental Authority, or other authority having jurisdiction over the Affiliated Company or any of its properties, assets, or operations, (b) conflict with, result in a breach of, constitute a default or event of default under, result in the acceleration of performance under, result in the termination of, loss of a material benefit under, or create in any party the right to accelerate, terminate, cancel, or modify, any provision of any Contract to which the Affiliated Company is a party or is otherwise bound, or (c) result in the imposition of any Encumbrance upon any assets or properties of the Affiliated Company.

3.10 Investments. The Affiliated Company has no Subsidiaries and does not own of record or beneficially any capital stock or other securities of, or any other equity or proprietary interest in, any other Person.

3.11 Financial Statements. True and complete copies of Cortelco's audited balance sheets as of July 31, 2001, and July 31, 2000, its audited statements of income, stockholders' equity, and cash flow for the years ended July 31, 2001, and July 31, 2000, its unaudited balance sheet as of June 30, 2002, and its unaudited statements of income and cash flows for the period ended June 30, 2002 (collectively, the "Cortelco Financial Statements") are set forth in Section 3.11-A of the Affiliated Company Disclosure Schedule. True and complete copies of CIDCO's audited balance sheet as of December 31, 2001, its audited statements of income, stockholders' equity, and cash flows for the year ended December 31, 2001, its unaudited balance sheet as of June 30, 2002, and its unaudited statements of income and cash flows for the period ended June 30, 2002

(collectively, the "CIDCO Financial Statements") are set forth in Section 3.11-B of the Affiliated Company Disclosure Schedule. True and complete copies of SLL's unaudited balance sheets as of December 31, 2001, and June 30, 2002, and its unaudited statements of income and cash flows for the year ended December 31, 2001, and the period ended June 30, 2002 (collectively, the "SLL Financial Statements") are set forth in Section 3.11-C of the Affiliated Company Disclosure Schedule. The Cortelco Financial Statements, the CIDCO Financial Statements, and the SLL Financial Statements are referred to collectively herein as the "Affiliated Company Financial Statements." The Affiliated Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the respective periods covered thereby, and present fairly, in all material respects, the financial position of the Affiliated Company as of the respective dates thereof, and the results of operations, changes in stockholders' equity, and cash flows of the Affiliated Company for the respective fiscal years and periods covered thereby. As of their respective dates, the Affiliated Company Financial Statements did not, or do not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

3.12 No Undisclosed Liabilities. The Affiliated Company has no material Liabilities, except for (a) the Liabilities reflected or reserved against in the most recent Affiliated Company Financial Statement and (ii) current Liabilities incurred in the ordinary course of business since the date of the most recent Affiliated Company Financial Statement.

3.13 Accounting Controls. The Affiliated Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.14 Off-Balance-Sheet Transactions. There are no transactions, arrangements, or other relationships between and/or among the Affiliated Company, any of its Affiliates, and any unconsolidated entity, including, without limitation, any structural finance, special purpose, or limited purpose entity.

3.15 Related-Party Transactions. There are no transactions or business relationships between the Affiliated Company and any Related Party. The Affiliated Company is not a party to or bound by any Contract with any Related Party. The Affiliated Company has no Liability to any Related Party, or vice versa, arising from or in connection with any such transaction or business relationship. No Related Party owns or leases any assets or properties of the Affiliated Company.

3.16 Absence of Certain Developments. Except as disclosed in Section 3.16 of the Affiliated Company Disclosure Schedule, since the date of the balance sheet comprising a portion of the most recent CIDCO Financial Statement, Cortelco Financial Statement and SLL Financial Statement (each an "Affiliated Company Balance Sheet Date," as applicable), there has not been any state of facts, change, circumstance, development, or event that has had or would reasonably be expected to have a Material Adverse Effect on the Affiliated Companies, either individually or taken as a whole. In particular, since the applicable Affiliated Company Balance Sheet Date through the date hereof, each Affiliated Company has not:

(a)   conducted  its  business   outside  the  ordinary   course  of  business
      consistent with past practice;

(b) made or suffered any material change in the nature or conduct of its business, regardless of whether such change has had or could reasonably be expected to have a Material Adverse Effect;

(c) received notice that any of its suppliers or customers intends to alter the amount of business conducted with the Affiliated Company or to cease conducting business with the Affiliated Company altogether, which alteration or cessation of business would have a Material Adverse Effect;

(d) entered into, amended in any material respect, or terminated in whole or in material part any material Affiliated Company Contract;

(e) (i) made or incurred any capital expenditure, except in the ordinary course of business consistent with past practice, or (ii) made or incurred any capital expenditure in excess of $50,000 in the aggregate;

(f) sold, assigned, licensed, exchanged, leased, transferred or otherwise disposed of any of its assets or properties, other than for a fair consideration and except in the ordinary course of business consistent with past practice with suitable replacements being obtained therefor to the extent necessary to operate the business;

(g) suffered any material damage to or destruction or loss of any of its assets or properties, regardless of whether such damage, destruction, or loss was covered by insurance;

(h) purchased, leased, or otherwise acquired any assets or properties, except in the ordinary course of business consistent with past practice;

(i) (i) incurred any Liability to any Person, except in the ordinary course of business consistent with past practice, or (ii) incurred any Liability to any Person involving actual or potential aggregate future payments by the Affiliated Company in excess of $100,000;

(j) borrowed any money or issued any bonds, debentures, notes, or other instruments evidencing borrowed money;

(k) paid, discharged, or satisfied any of its Liabilities, except in the ordinary course of business consistent with past practice;

(l) failed to pay, discharge, or satisfy any of its Liabilities when due and payable or materially delayed doing any of the foregoing, except for such Liabilities that it believes in good faith are not owed and do not exceed, individually or in the aggregate, $10,000;

(m) received notice that any Person party thereto has accelerated, terminated, modified, or cancelled any material Affiliated Company Contract;

(n) made any loan or advance of money to any Person in an amount in excess of $5,000 or made loans or advanced money to Persons in the aggregate in excess of $25,000;

(o) compromised, canceled, waived, or released any material claim or right of the Affiliated Company or any material Liability of any other Person;

(p) received notice that any material Liability has been asserted against the Affiliated Company;

(q) subjected any of its assets or properties, or permitted any of its assets or properties to be subjected to, any Encumbrance except for Permitted Liens;

(r) increased by more than 5% the total annual cash compensation payable to any employee whose total annual cash compensation prior to such increase was less than $50,000;

(s) made any material change in the employment terms of any director, officer, or employee outside the ordinary course of business consistent with past practice;

(t) (i) adopted, established, amended, or terminated any Employee Benefit Plan, or (ii) paid any amount or provided any benefit under any Employee Benefit Plan, except in the ordinary course of business consistent with past practice;

(u) (i) experienced any labor organizational effort, strike, organized work stoppage or interruption, or organized work slowdown, (ii) received any written claim or grievance, unfair labor practice charge or complaint, charge of discrimination, or occupational health and safety citation or complaint involving any present or former employee or other personnel retained by the Affiliated Company other than routine individual grievances, or (iii) experienced any change in its employee relations that has had or could reasonably be expected to have a Material Adverse Effect;

(v) (i) amended or authorized amendment of its certificate of incorporation or bylaws, or (ii) rescinded or modified or authorized rescission or modification of any resolutions adopted by its board of directors or stockholders;

(w) (i) changed its authorized capital stock, (ii) effected any stock split, reverse stock split, or other recapitalization affecting its capital stock, (iii) issued or sold or otherwise disposed of any of its capital stock, options, warrants, calls, or other rights to purchase capital stock, any securities convertible into or exchangeable for capital stock, or other securities, or (iv) purchased, redeemed, retired, or otherwise acquired any of its capital stock or other securities;

(x) declared, paid, or set aside for payment any dividends, distributions, or payments on its capital stock (whether in cash or in kind);

(y) (i) changed any of its accounting methods, principles, assumptions, or practices, or (ii) written up, down, or off the value of any of its assets;

(z) (i) failed to pay when due any premium with respect to any insurance policy covering the Affiliated Company or its business, assets, properties, directors, officers, or employees, or (ii) canceled or failed to renew any such insurance policy; or

(aa) agreed, committed, or otherwise arranged to take or suffer the taking of any action described in this Section 3.16, regardless of whether such agreement, commitment, or other arrangement is oral, written or otherwise.

3.17 Title to, and Sufficiency of, Assets. Except as disclosed in Section 3.17 of the Affiliated Company Disclosure Schedule, the Affiliated Company has full legal and beneficial title to or a valid license or leasehold interest in all the assets and properties owned or used by it and reflected on its most recent Affiliated Company Financial Statement (including, without limitation, all furniture, fixtures, fixed assets, equipment, personal property, real property, leasehold interests and improvements, cash and cash equivalents, accounts receivable, notes receivable, negotiable instruments, chattel paper, deposits, inventory, Contract interests, Affiliated Company Intellectual Property, computer software (including source codes), permits, business books and records, business materials, corporate books and records, tax credits and refunds, and insurance policies and rights with respect thereto), free and clear of all Encumbrances except for Permitted Liens. Such assets constitute substantially all the assets and properties necessary to conduct its business as currently conducted.

3.18 Condition of Assets. All assets and properties owned or used by the Affiliated Company in the conduct of its business are in good condition and working order, ordinary wear and tear excepted, and are suitable for the purposes for which they are currently used.

3.19 Intellectual Property. The Affiliated Company represents and warrants that it owns, or has other legitimate and recognized proprietary rights in, all the Intellectual Property necessary to conduct the Affiliated Company's business as currently conducted. The Affiliated Company warrants that all rights in the Affiliated Company Intellectual Property are valid and subsisting. The Affiliated Company has taken all commercially reasonable measures to protect its rights with respect to its Affiliated Company Intellectual Property, including those measures required by Law. All maintenance, annuity, renewal, and other fees required to be paid by the Affiliated Company as of the date hereof with respect to the registration and protection of its Affiliated Company

Intellectual Property have been timely paid. To its Knowledge, the Affiliated Company is not required to pay any royalty, honorarium, fee, or other amount to any Person for its use of any non-proprietary Affiliated Company Intellectual Property. The Affiliated Company has no Knowledge that its use of any of the Affiliated Company Intellectual Property infringes or has infringed any Intellectual Property right of any Person, or that it has, through such use, misappropriated or improperly used or disclosed any Intellectual Property of any Person. There is no pending or, to the Knowledge of the Affiliated Company, threatened claim, charge, demand, inquiry, investigation, action, suit, arbitration, or other legal proceeding relating to any of the Affiliated Company Intellectual Property. Following its Merger, the Affiliated Company will continue to own or have the uninterrupted right to use the Affiliated Company Intellectual Property pursuant to the same terms and conditions existing on the date hereof.

3.20 Contracts. Except as disclosed in Section 3.20 of the Affiliated Company Disclosure Schedule, the Affiliated Company is not a party to or bound by any of the following Contracts (collectively, the "Affiliated Company Contracts"):

(a)   Contract that is not in the ordinary course of business;

(b) Contract that (i) involves or could reasonably be expected to involve aggregate future payments by the Affiliated Company in excess of $50,000 and (ii) is not terminable by the Affiliated Company within 90 days after giving notice to the other party to the Contract without any penalty, premium, or continuing Liability being imposed on the Affiliated Company;

(c)   Contract with any Related Party;

(d) Contract for the sale, assignment, license, exchange, lease, transfer, or other disposition of any of its assets or properties, other than for a fair consideration and except in the ordinary course of business consistent with past practice;

(e) Contract for the purchase, lease, or other acquisition of any assets or properties, except in the ordinary course of business consistent with past practice;

(f) Contract for the merger, consolidation, recapitalization, or any other reorganization of the Affiliated Company, except for this Agreement;

(g)   Contract for the borrowing of money from any Person;

(h)   Contract for the lending or advancing of money to any Person;

(i)   Contract with any Governmental Authority;

(j) Contract for the employment of any Person (other than employment that is terminable at will) or for consulting, contracting, agency, or other similar services by any Person in excess of $50,000;

(k) Contract relating to the termination of any Person's employment or providing severance or other post-termination benefits in connection therewith;

(l) Contract with any labor union, including any collective bargaining agreement;

(m) Contract that limits the right of the Affiliated Company to engage in any business or to compete with any Person;

(n) Contract that is in violation of Law or the performance of which is or would be in violation of Law;

(o) Contract that requires the approval, authorization, or consent of any party thereto to the consummation of the transactions contemplated by this Agreement; or

(p) any other Contract the performance of which involves consideration in excess of $50,000.

The Affiliated Company has delivered true and complete copies of all of its Affiliated Company Contracts to GraphOn prior to the date hereof. Each Affiliated Company Contract was entered into on the basis of arms-length negotiations between the Affiliated Company and each other party thereto. Each Affiliated Company Contract is as of the date hereof, and will continue to be following the consummation of the Mergers, valid, in full force and effect, and enforceable against each other party thereto in accordance with its terms. There is no conflict, disagreement, or dispute regarding any Affiliated Company Contract between the Affiliated Company and any other party thereto, which if unresolved would have or could reasonably be expected to have a Material Adverse Effect. The Affiliated Company has not threatened, and has no Knowledge that any other party has threatened, to cancel any Affiliated Company Contract. There is no breach or default under any Affiliated Company Contract by the Affiliated Company or any other party thereto, which if not cured would have or could reasonably be expected to have a Material Adverse Effect. No act, omission, event, development, condition, or circumstance known to the Affiliated Company has occurred or is existing that, with or without the giving of notice or the passage of time or both, would become or result in any breach or default under any Affiliated Company Contract by the Affiliated Company or any other party thereto, which if not cured would have or could reasonably be expected to have a Material Adverse Effect. The Affiliated Company has not released or waived any material right or remedy under any Affiliated Company Contract. The Affiliated Company is not subject to any material legal obligation, and has no Knowledge that any other party has any legal right, to materially renegotiate any Affiliated Company Contract. The Affiliated Company has no Knowledge of any pending or threatened bankruptcy, insolvency, or similar proceeding with respect to any other party to the Affiliated Company Contracts.

3.21 Taxes. All Tax Returns required to be filed by the Affiliated Company with all taxing authorities on or before the date hereof have been timely filed. All such filed Tax Returns have been prepared in accordance with all applicable Laws and correctly reflect in all material respects the facts regarding the Affiliated Company's income, business, assets, operations, activities, and status and all other information required to be shown thereon as of the date of filing. The Affiliated Company has timely paid all Taxes shown on the books and records of the Affiliated Company to be due and reflected on such filed Tax

Returns. The Affiliated Company has timely made all required deposits and estimated payments with respect to accrued Taxes as of the date of such statements. The reserves for Taxes contained in its most recent Affiliated Company Financial Statement are adequate to cover all accrued and unpaid Taxes as of the date hereof. The Affiliated Company has withheld or collected from each payment made to each of its employees the amount of all Taxes required to be withheld or collected therefrom, and the Affiliated Company has paid the same to the appropriate taxing authority or depository. The Affiliated Company (a) has not been audited by any taxing authority, (b) has no Knowledge that any taxing authority is contemplating an audit, (c) has not received from any taxing authority any written notice of deficiencies, adjustments, assessments, or other charges with respect to Taxes paid or payable, or (d) made any payment, or provided any benefit, to any present or former director, officer, or employee that is not allowable as a deduction under the Code. No extension of time for the filing of Tax Returns or the payment of Taxes by the Affiliated Company is in effect on the date hereof. The Affiliated Company has not within the last five years (i) redeemed, retired, or otherwise acquired any of its capital stock or other securities, or (ii) declared, paid or set aside for payment any dividends, distributions, or payments on its capital stock except as disclosed in Section 3.21 of the Affiliated Company Disclosure Schedule.

3.22 Insurance. All Insurance Policies to which the Affiliated Company is a party or under which it is covered as of the date of this Agreement are disclosed in Section 3.22 of the Affiliated Company Disclosure Schedule, and the Affiliated Company has delivered true and complete copies of all such Insurance Policies (and correspondence relating to coverage thereunder) and of all pending applications for Insurance Policies to GraphOn prior to the date hereof. Each of the Insurance Policies to which the Affiliated Company is a party or that provides coverage to it is as of the date hereof, and will continue to be following the consummation of the Mergers, valid, in full force and effect, and enforceable in accordance with its terms. The Affiliated Company has paid all premiums and other costs with respect to each Insurance Policy to which it is a party or that provides coverage to it and has otherwise performed all of its obligations under each such Insurance Policy. All Insurance Policies, taken together, provide adequate insurance coverage for the business, assets, properties, and employees of the Affiliated Company for all risks normally insured against by a Person carrying on the same business as the Affiliated Company in locations in which the Affiliated Company's business is conducted, and such Insurance Policies are sufficient for compliance with all Laws applicable to the Affiliated Company and with all Affiliated Company Contracts. There is no claim insured under any Insurance Policy of which the Affiliated Company has not properly and timely notified the applicable insurer. There is no pending claim filed by the Affiliated Company under any Insurance Policy as to which the insurer has denied coverage or is defending under a reservation of rights. The Affiliated Company has not received (a) any refusal of coverage or any notice that a defense will be afforded with reservation of rights or (b) any notice of cancellation or any other indication that any Insurance Policy is no longer in full force or effect or that the applicable insurer is not willing or able to perform its obligations thereunder. The Affiliated Company is not obligated under any Contract to provide insurance coverage to any third party (including Related Parties).

3.23 Employment and Labor. The Affiliated Company is not delinquent in the payment of any wages, salaries, commissions, bonuses, reimbursements, or other compensation payable to any of its present or former employees. Except as disclosed in Section 3.23 of the Affiliated Company Disclosure Schedule, the employment of each employee of the Affiliated Company is terminable at will without any cost or Liability to the Affiliated Company, except for the payment of accrued wages, salaries, commissions, bonuses, reimbursements, and other compensation and the provision of benefits under the Employee Benefit Plans. The Affiliated Company has no Knowledge that any of its directors, officers, or other management-level employees intends to terminate his or her employment with the Affiliated Company, except as contemplated by this Agreement. The Affiliated Company is in compliance with all applicable Laws relating to employment and employment practices, terms and conditions of employment, wages and hours, occupational health and safety, and the employment of non-residents, except for such instances of non-compliance that in the aggregate have not had and could reasonably be expected not to have a Material Adverse Effect. There is no outstanding and unresolved written claim or grievance, unfair labor practice charge or complaint, charge of discrimination, or health and safety citation or complaint involving any present or former employee or other personnel retained by the Affiliated Company other than routine individual grievances. There is no pending or, to the Knowledge of the Affiliated Company, threatened claim, charge, demand, inquiry, investigation, action, suit, arbitration, or other legal proceeding concerning the Affiliated Company's employment practices. The Affiliated Company is not a party to any collective bargaining agreement or other Contract with any labor union and has not received written notice of any labor organizational efforts with respect to its employees. The Affiliated Company has not experienced any strike, organized work stoppage or interruption, or organized work slowdown by its employees during the last three years.

3.24  Employee Benefit Plans.
      ----------------------

(a) All Employee Benefit Plans maintained or operated by the Affiliated Company or an ERISA Affiliate of such Affiliated Company or under which it has any Liability are disclosed in Section 3.24 of the Affiliated Company Disclosure Schedule. Section 3.24 of the Affiliated Company Disclosure Schedule contains a true and complete list of all employee handbooks, manuals, brochures, publications or similar documents of each Affiliated Company regarding office administration, personnel matters and hiring, evaluation, supervision, training, termination and promotion of employees of the Affiliated Company, including but not limited to the Affiliated Company's affirmative action plan, if any, and all communications to employees concerning such matters ("Personnel Documents"). The Affiliated Company has furnished to GraphOn true and correct copies of all the documents listed in Section 3.24 of the Affiliated Company Disclosure Schedule. True, complete and correct copies of the following have been delivered to Graphon: (i) each Employee Benefit Plan, and a written summary of any Employee Benefit Plan not in writing, (ii) all collective bargaining agreements, (iii) the most recent determination letter received from the Internal Revenue Service, (iv) the most recent application for determination filed with the Internal Revenue Service, (v) the summary plan description and all summaries of material modifications and all material communications to employees with respect to any Employee Benefit Plan, (vi) the five most recent annual reports on Internal Revenue Service Form 5500 or 5500C for each Employee Benefit Plan including Schedule A and Schedule B thereto (except in the case of an Employee Benefit Plan that has been in existence for less than 5 years, in which case, for as long as it has been in existence), (vii) actuarial reports, if applicable, and the most recent periodic accounting of related plan assets, and (viii) all related trust agreements, annuity contracts, insurance contracts or other funding arrangements which implement any Employee Benefit Plan, and (ix) in the case of stock options or stock appreciation rights issued under any Employee Benefit Plan which is a stock option or stock appreciation rights plan, a list of holders, dates of grant, number of shares, exercise price per share and dates exercisable, and (x) each Personnel Document.

(b) The Affiliated Company has received a current favorable determination letter for each Employee Benefit Plan intended to be qualified under
      Section 401(a) of the Code. No act, omission, event, development, condition, or circumstance known to the Affiliated Company has occurred or is existing that would cause any Employee Benefit Plan to become disqualified for purposes of Section 401(a) of the Code. Each trust intended to qualify under Section 501(c)(9) of the Code so qualifies in form and in operation, meets the requirements of Section 505(c) of the Code and the regulations thereunder, and has received an opinion letter from the Internal Revenue Service that such trust so qualifies, and no fact or event has occurred since the date of any opinion letter which could affect adversely the exempt status of any such trust. The Affiliated Company is, and each Employee Benefit Plan is maintained and operated, in compliance with all applicable Laws relating to Employee Benefit Plans (including, without limitation, Section 401(a) of the Code and ERISA) and all the terms of such Employee Benefit Plan, except for such instances of non-compliance that in the aggregate have not had and could reasonably be expected not to have a Material Adverse Effect. The Affiliated Company has not incurred any Liability to the IRS, the DOL, or the PBGC in connection with any Employee Benefit Plan.

(c) Neither the Affiliated Company nor any of its officers or directors, has taken any action directly or indirectly which obligates the Affiliated Company to institute or modify or change any Employee Benefit Plan, any actuarial or other assumption used to calculate funding obligations with respect to any of the Affiliated Company's Employee Benefit Plans, or the manner in which contributions to any of the Employee Benefit Plans are made or the basis on which such contributions are determined.

(d) With respect to each Employee Benefit Plan (i) no prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code has occurred, (ii) neither the Affiliated Company nor any of its current of former directors, officers, employees or any other "fiduciary," within the meaning of Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable Law, or has any Liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of the assets of any Employee Benefit Plan, and there is no pending, or to the Knowledge of the Affiliated Company, threatened or anticipated action, suit, grievance, arbitration or other manner of litigation or claim under any Employee Benefit Plan or with respect to the assets thereof, or by or on behalf of any current or former director, officer or employee, or dependent or beneficiary thereof, or otherwise (other than routine claims for benefits where the plan's administrative claims procedure has not yet been exhausted), including but not limited to any action, suit, grievance, arbitration or other manner of litigation or claim regarding conduct which allegedly interferes with the attainment of rights under any Employee Benefit Plan, (iii) neither the Affiliated Company nor any of its directors or officers or any fiduciary of any Employee Benefit Plan has any Knowledge of any facts which could give rise to arbitration or other manner of litigation or claims with respect thereto except for such instances of non-compliance that in the aggregate have not had and could reasonably be expected not to have a Material Adverse Effect.

(e) All reports and descriptions of the Employee Benefit Plans (including, without limitation, IRS Form 5500 annual reports, summary annual reports, and summary plan descriptions) required to be filed by the Affiliated Company with the IRS, the DOL, or the PBGC on or before the date hereof have been timely filed, and as appropriate, have been timely provided to the participants in the Employee Benefit Plans.

(f) There is no pending or, to the Knowledge of the Affiliated Company, threatened claim, charge, demand, inquiry, investigation, action, suit, arbitration, or other legal proceeding relating to any Employee Benefit Plan, except for claims for benefits thereunder made in the ordinary course.

(g) The consummation of the transactions contemplated by this Agreement will not accelerate the time of vesting or payment, or increase the amount, of the compensation or benefits to be paid or provided to any present or former officer or employee of the Affiliated Company. No Contract or Employee Benefit Plan provides for any "excess parachute payment," within the meaning of Section 4999 of the Code, upon or in connection with the consummation of the transactions contemplated by this Agreement.

(h) The Affiliated Company has not been liable at any time for contributions to any Employee Benefit Plan that is or was subject to Title IV of ERISA.

(i) The Affiliated Company or an ERISA Affiliate of the Affiliated Company, as applicable, has made all contributions required to be made by it pursuant to the terms of any Employee Benefit Plan or any collective bargaining agreement to which it is a party or as otherwise required by applicable law. With respect to each Employee Benefit Plan, subject to only normal retrospective adjustments in the ordinary course, all insurance premiums, including premiums to the PBGC, have been paid in full for policy years or other applicable policy periods ending on or prior to the date hereof. There exists no "accumulated funding deficiency" within the meaning of Section 302 of ERISA and Section 412 of the Code, with respect to any Employee Benefit Plan, regardless of whether such deficiency has been waived.

(j) The Affiliated Company does not have, and the consummation of the transactions contemplated by this Agreement will not result in, any Liability for (a) any minimum funding contribution required under
      Section 302(c)(11) of ERISA or Section 412(c)(11) of the Code, (b) any payment required under Section 302(e) of ERISA or Section 412(m) of the Code, (c) any lien imposed under Section 302(f) of ERISA or Section

      412(n) of the Code, (d) any excise tax imposed with respect to an accumulated funding deficiency under Section 4971 of the Code, (e) the termination of or withdrawal from any plan under Sections 4062, 4063, or 4064 of ERISA, or (f) the withdrawal from any multi-employer plan under Section 4201 of ERISA.

(k) No Employee Benefit Plan is (i) a "multiemployer plan" within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the Code, (ii) a "multiple employer welfare plan" or a "multiple employer welfare arrangement" within the meaning of Section 514(b)(6) of ERISA, or a "welfare benefit fund" within the meaning of
      Section 419(e) of the Code. The Affiliated Company has not incurred and does not expect to incur any withdrawal Liability (either as a contributing employer or as part of a controlled group which includes a contributing employer) to any multiemployer plan, in connection with any complete or partial withdrawal from such plan occurring on or before the Closing Date or as a result of the transactions contemplated under this Agreement.

(l) No Employee Benefit Plan provides medical, life or other welfare benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable Law). With respect to any Contract or arrangement with an insurance company providing funding under any Employee Benefit Plan, there is no Liability for any retroactive rate adjustment. The Affiliated Company has the right to amend or terminate its participation with respect to each Employee Benefit Plan. Each Employee Benefit Plan that is a "group health plan," within the meaning of Section 5000 of the Code has been operated in compliance with
      Section 4980B of the Code or Sections 601 through 608 of ERISA and the secondary payor requirements of Section 1862(b) of the Social Security Act. No claim for medical benefits has been incurred (but not reported) under any Employee Benefit Plan with respect to any current or former employee (or the spouse of dependent of such employee) which is in excess of $25,000.

(m) The total aggregate potential maximum liability for the entire current fiscal year and any remaining earned but unpaid amounts for prior fiscal years under any cash bonus plan listed in Section 3.24 of the Affiliated Company Disclosure Schedule is $107,500, of which 70% has been accrued as a liability on the balance sheet of Cortelco as of June 30, 2002. The Affiliated Company has continued to accrue since June 30, 2002 all amounts payable pursuant to any cash bonus plan in accordance with its past practice.

3.25  Environmental Matters.
      ---------------------

(a) The Affiliated Company and its business are in compliance in all material respects with all applicable Environmental Laws in connection with the ownership, operation and condition of its properties (whether owned or leased), assets, and business and have all permits, licenses, approvals, and other such authorizations from Governmental Authorities to operate its business in full compliance with Environmental Law, and, as of the date of this Agreement, neither the Affiliated Company nor its business has received any notice, order or directive from any Governmental Authority alleging a violation of any Environmental Law.

(b)   To the Knowledge of the Affiliated Company:

(i) There are no Contaminants located on, contained in, or otherwise part of the Affiliated Company's properties (whether owned or leased), assets, or business other than in accordance with applicable Law that will require any investigation or remediation, and there has not been any past or ongoing release of Contaminants into the environment on, from, within or onto any locations where wastes from the operation of any its properties (whether owned or leased), assets, or business in each case except where same would not have a Material Adverse Effect;

(ii) There are no PCBs that are located on, contained in or otherwise a part of its properties (whether owned or leased), assets, or business;

(iii) No Person may have suffered any injury or incurred any damage of any type whatsoever as the result of the release of or exposure to Contaminants from its properties (whether owned or leased), assets, or business; and

(iv) There are no locations where Contaminants from the operation of its properties (whether owned or leased), assets, or business have been stored, treated, or recycled or disposed of, other than in accordance with applicable Law, other than as would not have a Material Adverse Effect.

(c) There are no underground or above ground storage tanks located upon any of the Affiliated Company's properties (whether owned or leased) or assets.

(d) Neither the Affiliated Company nor its business has received, as of the date of this Agreement, any written directive, order or notice from any Governmental Authority or any other Person alleging that either the Affiliated Company or its business is actually or potentially liable under any Environmental Law for the costs of investigation or remediation of any properties (whether owned or leased) or other real property to which Contaminants generated in connection with the Affiliated Company's business were transferred. Copies of any environmental investigations, studies, audits, tests, reviews, or analyses relating to any properties (whether owned or leased) conducted by or on behalf of the Affiliated Company or provided by any of its predecessors to the Affiliated Company within the last five (5) years, have been provided to GraphOn.

3.26 Importing and Exporting Activities. The Affiliated Company has paid all customs duties owing with respect to any and all imported merchandise, and all customs entry information provided by the Affiliated Company to Governmental Authorities in connection with the import thereof has been true and correct in all material respects. No issues have been raised with the Affiliated Company by any Governmental Authority that are currently pending in connection with any customs entry or any export transaction or relating to any audit, examination, or investigation of the Affiliated Company's import or export activities. There are no unresolved issues or unpaid deficiencies, fines or penalties relating to any audit, examination, or investigation of the Affiliated Company's customs entries or export transactions. All of the Affiliated Company's exports have been made in accordance with U.S. export controls laws. The Affiliated Company is not subject to any governmental action that would bar it from exporting or otherwise limit its exporting activities.

3.27 Legal Proceedings. Except as disclosed in Section 3.27 of the Affiliated Company Disclosure Schedule, there is no claim, charge, demand, inquiry, investigation, action, suit, arbitration, or other legal proceeding pending or, to the Knowledge of the Affiliated Company, threatened by or against the Affiliated Company. No claim, charge, demand, inquiry, investigation, action, suit, arbitration, or other legal proceeding disclosed in Section 3.27 of the Affiliated Company Disclosure Schedule concerns the ownership or other rights with respect to the Affiliated Company Shares. The claims, charges, demands, inquiries, investigations, actions, suits, arbitrations, and other legal proceedings disclosed in Section 3.27 of the Affiliated Company Disclosure Schedule, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. During the past three years, to the Knowledge of the Affiliated Company, it has not been the target or subject of any audit, inspection, inquiry, investigation, survey, or other form of review by any Governmental Authority, industry or trade association, professional review organization, accrediting organization, or certifying agency relating to any actual or alleged improper activity on the part of the Affiliated Company or any of its officers or directors. No such reviews are pending, and to the Knowledge of the Affiliated Company, none are threatened.

3.28 Certain Payments. Neither the Affiliated Company nor any Person associated with or acting for or on behalf of the Affiliated Company has, directly or indirectly, (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment, whether in the form of money, property, or services, to any Person, private or public, (i) to obtain favorable treatment in securing business or to compensate for favorable treatment for business secured,
(ii) to obtain special concessions or to compensate for special concessions obtained, or (iii) in violation of any applicable Law, or (b) established or maintained any fund or asset that is not recorded in the books and records of the Affiliated Company.

3.29 No Broker's Commission. No broker's commission, finder's fee, investment banker's fee, or other similar payment is or will become payable by the Affiliated Company or GraphOn pursuant to any Contract entered into by the Affiliated Company as a result of or in connection with entering into this Agreement or consummating the transactions contemplated hereby.

3.30 Disclosure. The information that the Affiliated Company will supply in writing to GraphOn specifically for use in the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF GRAPHON

      GraphOn represents and warrants, as to itself and all the GraphOn Subsidiaries (in which case the term "GraphOn" shall mean GraphOn and all the GraphOn Subsidiaries, except with respect to Sections 4.3, 4.4, 4.5, and 4.6(b)) to the Affiliated Companies as follows:

4.1 Incorporation. GraphOn is a corporation duly incorporated, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation. GraphOn will make available to the Affiliated Companies complete and correct copies of its certificate of incorporation and bylaws, each as amended to date. GraphOn's certificate of incorporation and bylaws so made available are in full force and effect.

4.2 Foreign Qualification. GraphOn is duly qualified to conduct business as a foreign corporation and is in good standing under the Laws of each jurisdiction where the ownership or operation of its properties and assets or the conduct of its business requires such qualification, except where the lack of such qualification would not have a Material Adverse Effect.

4.3 Corporate Power and Authority. GraphOn has corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Each of GraphOn and the Acquisition Subsidiaries has corporate power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated by this Agreement.

4.4 Authorization. The board of directors of each of GraphOn and the Acquisition Subsidiaries has duly authorized the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. GraphOn, as the sole stockholder of each Acquisition Subsidiary, has duly adopted this Agreement. Except as disclosed in
Section 4.4 of the GraphOn Disclosure Schedule, each of GraphOn and the Acquisition Subsidiaries has taken all corporate actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby.

4.5 Execution, Delivery, and Enforceability. This Agreement has been executed and delivered by a duly authorized officer of GraphOn and each Acquisition Subsidiary, constitutes a legal, valid, and binding obligation of GraphOn and each Acquisition Subsidiary, and is enforceable against GraphOn and each Acquisition Subsidiary in accordance with its terms.

4.6   Capitalization.
      --------------

(a) The authorized capital stock of GraphOn consists solely of 45,000,000 shares of common stock, par value $.0001 per share (the "GraphOn Shares"), of which 17,226,004 GraphOn Shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $.01 per share, of which none are issued and outstanding. All the issued and outstanding GraphOn Shares have been duly authorized and validly issued and are fully paid and nonassessable. All the GraphOn Shares to be issued in the Mergers have been duly authorized and, upon consummation of the Mergers in accordance with this Agreement, will be validly issued, fully paid, and nonassessable. None of the issued and outstanding GraphOn Shares (i) was offered or sold in violation of any provision of the Securities Act or (ii) was issued in violation of any preemptive rights or any similar rights that entitle any Person to acquire any GraphOn Shares upon the issuance or sale thereof. None of the Merger Shares (i) will be offered or sold in violation of any provision of the Securities Act or (ii) will be issued in violation of any preemptive rights or any similar rights that entitle any Person to acquire any GraphOn Shares upon the issuance or sale thereof. Except as disclosed in Section 4.6 of the GraphOn Disclosure Schedule, there are no authorized or outstanding Derivative Securities of GraphOn that are convertible into or exercisable or exchangeable for any GraphOn Shares or other shares of capital stock or securities of GraphOn, and there are no preemptive or other authorized or outstanding rights, options, warrants, calls, redemption rights, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments to which GraphOn is a party or by which it is bound providing for the issuance, transfer, sale, or other disposition of any GraphOn Shares or other shares of capital stock or securities of GraphOn. There are no authorized or outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to the GraphOn Shares or other shares of capital stock of GraphOn. GraphOn has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or that are convertible into or exercisable for securities having the right to vote) with the stockholders of GraphOn on any matter.

(b) The only GraphOn Subsidiaries as of the date hereof are Sub I, Sub II, Sub III, and GraphOn Limited, an entity organized under the laws of the United Kingdom. The authorized capital stock of Sub I consists solely of 10,000 shares of common stock, par value $.01 per share, of which 100 shares are issued and outstanding. The authorized capital stock of Sub II consists solely of 10,000 shares of common stock, par value $.01 per share, of which 100 shares are issued and outstanding. The authorized capital stock of Sub III consists solely of 10,000 shares of common stock, par value $.01 per share, of which 100 shares are issued and outstanding. The authorized capital stock of GraphOn Limited consists solely of 1,000 shares of common stock, par value GBP1.00 per share, of which 2 shares are issued and outstanding. The capital stock of Sub I, Sub II, Sub III, and GraphOn Limited are referred to collectively herein as the "GraphOn Subsidiary Shares." All the issued and outstanding GraphOn Subsidiary Shares have been duly authorized and validly issued, are fully paid and nonassessable, and are owned of record and beneficially by GraphOn and are owned free and clear of any Encumbrance other than a Permitted Lien. None of the issued and outstanding GraphOn Subsidiary Shares (i) was offered or sold in violation of any provision of the Securities Act or (ii) was issued in violation of any preemptive rights or any similar rights that entitle any Person to acquire any GraphOn Subsidiary Shares upon the issuance or sale thereof. There are no authorized or outstanding Derivative Securities of any GraphOn Subsidiary that are convertible into or exercisable or exchangeable for any GraphOn Subsidiary Shares or other securities of the GraphOn Subsidiary, and there are no preemptive or other authorized or outstanding rights, options, warrants, calls, redemption rights, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments to which any GraphOn Subsidiary is a party or by which it is bound providing for the issuance, transfer, sale, or other disposition of any GraphOn Subsidiary Shares or other securities of the GraphOn Subsidiary. There are no authorized or outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any GraphOn Subsidiary Shares. No Acquisition Subsidiary has any outstanding bonds, debentures, notes, or other obligations the holders of which have the right to vote (or that are convertible into or exercisable for securities having the right to vote) with the stockholders of GraphOn on any matter.

4.7 Notices, Filings, and Approvals. Except as disclosed in Section 4.7 of the GraphOn Disclosure Schedule, no notice to, filing with, or approval, authorization, consent, order, or other action by, any Person is required of GraphOn for the execution and delivery of this Agreement, the performance of its obligations hereunder, or the consummation of the transactions contemplated hereby.

4.8 Compliance. GraphOn is in compliance with all the provisions of (a) its certificate of incorporation and bylaws, (b) all applicable Laws, (c) all permits, approvals, authorizations, certificates of convenience or necessity, licenses, privileges, and registrations necessary for the ownership of its assets and properties and the conduct of its business, (d) all judgments, decrees, orders, writs, injunctions, and other rulings of all Governmental Authorities, and other authorities having jurisdiction over GraphOn or any of its properties, assets, or operations, and (e) all Contracts to which GraphOn is a party or is otherwise bound, except in the case of clauses (b), (c) and (e) for such instances of non-compliance that in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect. GraphOn has not received any written notice or communication of any material failure to comply with any of the foregoing that has not been cured (as evidenced by a written notice to such effect, a copy of which has been provided to the Affiliated Companies) as of the date hereof. GraphOn has all permits, licenses, variances, exemptions, orders, and other governmental authorizations, consents, and approvals necessary to conduct its business as presently conducted, except for those the absence of which would not be reasonably likely to result in a Material Adverse Effect. In the past three years, GraphOn has not had any license, certificate of authority, or permit revoked nor has it had any Governmental Authority deny any of its applications for a license, permit, or certificate of authority, except for those revocations or denials that have not had or could not reasonably be expected to have a Material Adverse Effect.

4.9 Noncontravention. Neither the execution or delivery by GraphOn of this Agreement, nor the performance by GraphOn of its obligations hereunder, nor the consummation of the transactions contemplated hereby, does or will, whether with


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

or without the giving of notice or the passage of time or both, (a) result in any violation of or conflict with any provision of (i) the certificate of incorporation or bylaws of GraphOn, (ii) any applicable Law, (iii) any permit, approval, authorization, certificate of convenience or necessity, license, privilege, or registration necessary for the ownership of GraphOn's assets and properties and the conduct of its business, or (iv) any judgment, decree, order, writ, injunction, or other ruling of any Governmental Authority, or other authority having jurisdiction over GraphOn or any of its properties, assets, or operations, (b) conflict with, result in a breach of, constitute a default or event of default under, result in the acceleration of performance under, result in the termination of, loss of a material benefit under, or create in any party the right to accelerate, terminate, cancel, or modify, any provision of any Contract to which GraphOn is a party or is otherwise bound, or (c) result in the imposition of any Encumbrance upon any assets or properties of GraphOn.

4.10 Investments. Except for the GraphOn Subsidiaries named in the SEC Reports or in Section 4.6(b) hereof, GraphOn has no Subsidiaries and does not own of record or beneficially any capital stock or other securities of, or any other equity or proprietary interest in, any other Person.

4.11 SEC Reports. GraphOn has filed with the SEC all reports and materials (including the related schedules and exhibits thereto) required to be filed by it under the Exchange Act since January 1, 2000 (collectively, the "SEC Reports"). Each SEC Report, as of its respective filing date, complied in all material respects with the Exchange Act. None of the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.12 Financial Statements. The audited and unaudited consolidated financial statements of GraphOn, including the related notes and schedules thereto, included in the SEC Reports filed by GraphOn with the SEC since January 1, 2002 (the "GraphOn Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis throughout the respective periods covered thereby and with the applicable provisions of the Exchange Act, and present fairly, in all material respects, the consolidated financial position of GraphOn as of the respective dates thereof and the consolidated results of operations, changes in shareholders' equity, and cash flows of GraphOn for the respective periods covered thereby. As of their respective dates, the GraphOn Financial Statements did not, or do not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

4.13 No Undisclosed Liabilities. GraphOn has no material Liabilities, except for
(a) the Liabilities reflected or reserved against in the most recent GraphOn Financial Statements and (ii) current Liabilities incurred in the ordinary course of business since the date of the most recent GraphOn Financial Statement.

4.14 Accounting Controls. GraphOn maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for assets,
(c) access to assets is permitted only in accordance with management's general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.15 Off-Balance-Sheet Transactions. There are no transactions, arrangements, or other relationships between and/or among GraphOn, any of its Affiliates, and any unconsolidated entity, including, without limitation, any structural finance, special purpose, or limited purpose entity.

4.16 Related-Party Transactions. Except as disclosed in Section 4.16 of the GraphOn Disclosure Schedule, there are no transactions or business relationships between GraphOn and any Related Party. GraphOn is not a party to or bound by any Contract with any Related Party. GraphOn has no Liability to any Related Party, or vice versa, arising from or in connection with any such transaction or business relationship. No Related Party owns or leases any assets or properties of GraphOn.

4.17 Absence of Certain Developments. Except as disclosed in the SEC Reports or in Section 4.17 of the GraphOn Disclosure Schedule, since the date of the balance sheet comprising a portion of the most recent GraphOn Financial Statements (the "GraphOn Balance Sheet Date,") there has not been any state of facts, change, circumstance, development, or event that has had or would reasonably be expected to have a Material Adverse Effect on GraphOn. In particular, since the GraphOn Balance Sheet Date through the date hereof, GraphOn has not:

(a)   conducted  its  business   outside  the  ordinary   course  of  business
      consistent with past practice;

(b) made or suffered any material change in the nature or conduct of its business, regardless of whether such change has had or could reasonably be expected to have a Material Adverse Effect;

(c) received notice that any of its suppliers or customers intends to alter the amount of business conducted with GraphOn or to cease conducting business with GraphOn altogether, which alteration or cessation of business would have a Material Adverse Effect;

(d) entered into, amended in any material respect, or terminated in whole or in material part any material GraphOn Contract;

(e) (i) made or incurred any capital expenditure, except in the ordinary course of business consistent with past practice, or (ii) made or incurred any capital expenditure in excess of $50,000 in the aggregate;

(f) sold, assigned, licensed, exchanged, leased, transferred or otherwise disposed of any of its assets or properties, other than for a fair consideration and except in the ordinary course of business consistent with past practice with suitable replacements being obtained therefor to the extent necessary to operate the business;

(g) suffered any material damage to or destruction or loss of any of its assets or properties, regardless of whether such damage, destruction, or loss was covered by insurance;

(h) purchased, leased, or otherwise acquired any assets or properties, except in the ordinary course of business consistent with past practice;

(i) (i) incurred any Liability to any Person, except in the ordinary course of business consistent with past practice, or (ii) incurred any Liability to any Person involving actual or potential aggregate future payments by GraphOn in excess of $100,000;

(j) borrowed any money or issued any bonds, debentures, notes, or other instruments evidencing borrowed money;

(k) paid, discharged, or satisfied any of its Liabilities, except in the ordinary course of business consistent with past practice;

(l) failed to pay, discharge, or satisfy any of its Liabilities when due and payable or materially delayed doing any of the foregoing, except for such Liabilities that it believes in good faith are not owed and do not exceed, individually or in the aggregate, $10,000;

(m)   received   notice  that  any  Person  party  thereto  has   accelerated,
      terminated, modified, or cancelled any material GraphOn Contract;

(n) made any loan or advance of money to any Person in an amount in excess of $5,000 or made loans or advanced money to Persons in the aggregate in excess of $25,000;

(o) compromised, canceled, waived, or released any material claim or right of GraphOn or any material Liability of any other Person;

(p) received notice that any material Liability has been asserted against GraphOn;

(q) subjected any of its assets or properties, or permitted any of its assets or properties to be subjected to, any Encumbrance except for Permitted Liens;

(r) increased by more than 5% the total annual cash compensation payable to any employee whose total annual cash compensation prior to such increase was less than $50,000;

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

(s) made any material change in the employment terms of any director, officer, or employee outside the ordinary course of business consistent with past practice;

(t) (i) adopted, established, amended, or terminated any Employee Benefit Plan, or (ii) paid any amount or provided any benefit under any Employee Benefit Plan, except in the ordinary course of business consistent with past practice;

(u) (i) experienced any labor organizational effort, strike, organized work stoppage or interruption, or organized work slowdown, (ii) received any written claim or grievance, unfair labor practice charge or complaint, charge of discrimination, or occupational health and safety citation or complaint involving any present or former employee or other personnel retained by GraphOn other than routine individual grievances, or (iii) experienced any change in its employee relations that has had or could reasonably be expected to have a Material Adverse Effect;

(v) (i) amended or authorized amendment of its certificate of incorporation or bylaws, or (ii) rescinded or modified or authorized rescission or modification of any resolutions adopted by its board of directors or stockholders;

(w) (i) changed its authorized capital stock, (ii) effected any stock split, reverse stock split, or other recapitalization affecting its capital stock, (iii) issued or sold or otherwise disposed of any of its capital stock, options, warrants, calls, or other rights to purchase capital stock, any securities convertible into or exchangeable for capital stock, or other securities, or (iv) purchased, redeemed, retired, or otherwise acquired any of its capital stock or other securities;

(x) declared, paid, or set aside for payment any dividends, distributions, or payments on its capital stock (whether in cash or in kind);

(y) (i) changed any of its accounting methods, principles, assumptions, or practices, or (ii) written up, down, or off the value of any of its assets;

(z) (i) failed to pay when due any premium with respect to any insurance policy covering GraphOn or its business, assets, properties, directors, officers, or employees, or (ii) canceled or failed to renew any such insurance policy; or

(aa) agreed, committed, or otherwise arranged to take or suffer the taking of any action described in this Section 4.17, regardless of whether such agreement, commitment, or other arrangement is oral, written or otherwise.

4.18 Title to, and Sufficiency of, Assets. Except as disclosed in the SEC Reports, GraphOn has full legal and beneficial title to or a valid license or leasehold interest in all the assets and properties owned or used by it and reflected on the most recent GraphOn Financial Statement (including, without limitation, all furniture, fixtures, fixed assets, equipment, personal property, real property, leasehold interests and improvements, cash and cash equivalents, accounts receivable, notes receivable, negotiable instruments, chattel paper, deposits, inventory, Contract interests, GraphOn Intellectual Property, computer software (including source codes), permits, business books and records, business materials, corporate books and records, tax credits and refunds, and insurance policies and rights with respect thereto), free and clear of all Encumbrances except for Permitted Liens. Such assets constitute substantially all the assets and properties necessary to conduct its business as currently conducted.

4.19 Condition of Assets. All assets and properties owned or used by GraphOn in the conduct of its business are in good condition and working order, ordinary wear and tear excepted, and are suitable for the purposes for which they are currently used.

4.20 Intellectual Property. Except as disclosed in Section 4.20 of the GraphOn Disclosure Schedule, GraphOn represents and warrants that it owns, or has other legitimate and recognized proprietary rights in, all the Intellectual Property necessary to conduct GraphOn's business as currently conducted. GraphOn warrants that all rights in the GraphOn Intellectual Property are valid and subsisting. GraphOn has taken all commercially reasonable measures to protect its rights with respect to its GraphOn Intellectual Property, including those measures required by Law. All maintenance, annuity, renewal, and other fees required to be paid by GraphOn as of the date hereof with respect to the registration and protection of its GraphOn Intellectual Property have been timely paid. To its Knowledge, GraphOn is not required to pay any royalty, honorarium, fee, or other amount to any Person for its use of any non-proprietary GraphOn Intellectual Property. GraphOn has no Knowledge that its use of any of the GraphOn Intellectual Property infringes or has infringed any Intellectual Property right of any Person, or that it has, through such use, misappropriated or improperly used or disclosed any Intellectual Property of any Person. There is no pending or, to the Knowledge of GraphOn, threatened claim, charge, demand, inquiry, investigation, action, suit, arbitration, or other legal proceeding relating to any of the GraphOn Intellectual Property. Following the Mergers, GraphOn will continue to own or have the uninterrupted right to use the GraphOn Intellectual Property pursuant to the same terms and conditions existing on the date hereof.

4.21 Contracts. Except as disclosed in the SEC Reports or in Section 4.21 of the GraphOn Disclosure Schedule, GraphOn is not a party to or bound by any of the following Contracts (collectively, the "GraphOn Contracts"):

(a)   Contract that is not in the ordinary course of business;

(b) Contract that (i) involves or could reasonably be expected to involve aggregate future payments by GraphOn in excess of $50,000 and (ii) is not terminable by GraphOn within 90 days after giving notice to the other party to the Contract without any penalty, premium, or continuing Liability being imposed on GraphOn;

(c)   Contract with any Related Party;

(d) Contract for the sale, assignment, license, exchange, lease, transfer, or other disposition of any of its assets or properties, other than for a fair consideration and except in the ordinary course of business consistent with past practice;

(e) Contract for the purchase, lease, or other acquisition of any assets or properties, except in the ordinary course of business consistent with past practice;

(f) Contract for the merger, consolidation, recapitalization, or any other reorganization of GraphOn, except for this Agreement;

(g)   Contract for the borrowing of money from any Person;

(h)   Contract for the lending or advancing of money to any Person;

(i)   Contract with any Governmental Authority;

(j) Contract for the employment of any Person (other than employment that is terminable at will) or for consulting, contracting, agency, or other similar services by any Person in excess of $50,000;

(k) Contract relating to the termination of any Person's employment or providing severance or other post-termination benefits in connection therewith;

(l) Contract with any labor union, including any collective bargaining agreement;

(m) Contract that limits the right of GraphOn to engage in any business or to compete with any Person;

(n) Contract that is in violation of Law or the performance of which is or would be in violation of Law;

(o) Contract that requires the approval, authorization, or consent of any party thereto to the consummation of the transactions contemplated by this Agreement; or

(p) any other Contract the performance of which involves consideration in excess of $50,000.

GraphOn will provide access, upon request, to true and complete copies of all of the GraphOn Contracts to the Affiliated Companies prior to the date hereof. Each GraphOn Contract was entered into on the basis of arms-length negotiations between GraphOn and each other party thereto. Each GraphOn Contract is as of the date hereof, and will continue to be following the consummation of the Mergers, valid, in full force and effect, and enforceable against each other party thereto in accordance with its terms. There is no conflict, disagreement, or dispute regarding any GraphOn Contract between GraphOn and any other party thereto, which if unresolved would have or could reasonably be expected to have a Material Adverse Effect. GraphOn has not threatened, and has no Knowledge that any other party has threatened, to cancel any GraphOn Contract. There is no breach or default under any GraphOn Contract by GraphOn or any other party thereto, which if not cured would have or could reasonably be expected to have a Material Adverse Effect. Except as disclosed in Section 4.21 of the GraphOn

Disclosure Schedule, no act, omission, event, development, condition, or circumstance known to GraphOn has occurred or is existing that, with or without the giving of notice or the passage of time or both, would become or result in any breach or default under any GraphOn Contract by GraphOn or any other party thereto, which if not cured would have or could reasonably be expected to have a Material Adverse Effect. GraphOn has not released or waived any material right or remedy under any GraphOn Contract. GraphOn is not subject to any material legal obligation, and has no Knowledge that any other party has any legal right, to materially renegotiate any GraphOn Contract. GraphOn has no Knowledge of any pending or threatened bankruptcy, insolvency, or similar proceeding with respect to any other party to the GraphOn Contracts.

4.22 Taxes. Except as disclosed in Section 4.22 of the GraphOn Disclosure Schedule, all Tax Returns required to be filed by GraphOn with all taxing authorities on or before the date hereof have been timely filed. All such filed Tax Returns have been prepared in accordance with all applicable Laws and correctly reflect in all material respects the facts regarding GraphOn's income, business, assets, operations, activities, and status and all other information required to be shown thereon as of the date of filing. GraphOn has timely paid all Taxes shown on the books and records of GraphOn to be due and reflected on such filed Tax Returns. GraphOn has timely made all required deposits and estimated payments with respect to accrued Taxes as of the date of such statements. The reserves for Taxes contained in the most recent GraphOn Financial Statement are adequate to cover all accrued and unpaid Taxes as of the date hereof. GraphOn has withheld or collected from each payment made to each of its employees the amount of all Taxes required to be withheld or collected therefrom, and GraphOn has paid the same to the appropriate taxing authority or depository. GraphOn (a) has not been audited by any taxing authority, (b) has no Knowledge that any taxing authority is contemplating an audit, (c) has not received from any taxing authority any written notice of deficiencies, adjustments, assessments, or other charges with respect to Taxes paid or payable, or (d) made any payment, or provided any benefit, to any present or former director, officer, or employee that is not allowable as a deduction under the Code. No extension of time for the filing of Tax Returns or the payment of Taxes by GraphOn is in effect on the date hereof.

4.23 Insurance. All Insurance Policies to which GraphOn is a party or under which it is covered as of the date of this Agreement are disclosed in Section
4.23 of the GraphOn Disclosure Schedule, and GraphOn will provide access upon request to true and complete copies of all such Insurance Policies (and correspondence relating to coverage thereunder) and of all pending applications for Insurance Policies to the Affiliated Companies prior to the date hereof. Each of the Insurance Policies to which GraphOn is a party or that provides coverage to it as of the date hereof, and will continue to be following the consummation of the Mergers, valid, in full force and effect, and enforceable in accordance with its terms. GraphOn has paid all premiums and other costs with respect to each Insurance Policy to which it is a party or that provides coverage to it and has otherwise performed all of its obligations under each such Insurance Policy. All such Insurance Policies, taken together, provide adequate insurance coverage for the business, assets, properties, and employees of GraphOn for all risks normally insured against by a Person carrying on the same business as GraphOn in locations in which GraphOn's business is conducted, and such Insurance Policies are sufficient for compliance with all Laws applicable to GraphOn and with all GraphOn Contracts. There is no claim insured under any such Insurance Policy of which GraphOn has not properly and timely notified the applicable insurer. There is no pending claim filed by GraphOn under any such Insurance Policy as to which the insurer has denied coverage or is defending under a reservation of rights. GraphOn has not received (a) any refusal of coverage, or any notice that a defense will be afforded with reservation of rights or (b) any notice of cancellation or any other indication that any Insurance Policy is no longer in full force or effect or that the applicable insurer is not willing or able to perform its obligations thereunder. GraphOn is not obligated under any Contract to provide insurance coverage to any third party (including Related Parties).

4.24 Employment and Labor. GraphOn is not delinquent in the payment of any wages, salaries, commissions, bonuses, reimbursements, or other compensation payable to any of its present or former employees. The employment of each employee of GraphOn is terminable at will without any cost or Liability to GraphOn, except for the payment of accrued wages, salaries, commissions, bonuses, reimbursements, and other compensation and the provision of benefits under the Employee Benefit Plans. GraphOn has no Knowledge that any of its directors, officers, or other management-level employees intends to terminate his or her employment with GraphOn, except as contemplated by this Agreement. GraphOn is in compliance with all applicable Laws relating to employment and employment practices, terms and conditions of employment, wages and hours, occupational health and safety, and the employment of non-residents, except for such instances of non-compliance that in the aggregate have not had and could reasonably be expected not to have a Material Adverse Effect. Except as disclosed in section 4.24 of the GraphOn Disclosure Schedule, there is no outstanding and unresolved written claim or grievance, unfair labor practice charge or complaint, charge of discrimination, or health and safety citation or complaint involving any present or former employee or other personnel retained by GraphOn other than routine individual grievances. There is no pending or, to the Knowledge of GraphOn, threatened claim, charge, demand, inquiry, investigation, action, suit, arbitration, or other legal proceeding concerning GraphOn's employment practices. GraphOn is not a party to any collective bargaining agreement or other Contract with any labor union and has not received written notice of any labor organizational efforts with respect to its employees. GraphOn has not experienced any strike, organized work stoppage or interruption, or organized work slowdown by its employees during the last three years.

4.25  Employee Benefit Plans.
      ----------------------

(a) All Employee Benefit Plans maintained or operated by GraphOn or an ERISA Affiliate of GraphOn or under which it has any Liability are disclosed in the SEC Reports or in Section 4.25 of the GraphOn Disclosure Schedule. Section 4.25 of the GraphOn Disclosure Schedule
      contains a true and complete list of all employee handbooks, manuals, brochures, publications or similar documents of GraphOn regarding office administration, personnel matters and hiring, evaluation, supervision, training, termination and promotion of employees of GraphOn, including but not limited to GraphOn's affirmative action plan, if any, and all communications to employees concerning such matters ("Personnel Documents"). GraphOn will furnish, upon request, to the Affiliated Companies true and correct copies of all the documents listed in Section 4.25 of the GraphOn Disclosure Schedule. The Affiliated Companies will be provided access, upon request, to true, complete and correct copies of the following: (i) each Employee

      Benefit Plan, and a written summary of any Employee Benefit Plan not in writing, (ii) all collective bargaining agreements, (iii) the most recent determination letter received from the Internal Revenue Service,
      (iv) the most recent application for determination filed with the Internal Revenue Service, (v) the summary plan description and all summaries of material modifications and all material communications to employees with respect to any Employee Benefit Plan, (vi) the three most recent annual reports on Internal Revenue Service Form 5500 or 5500C for each Employee Benefit Plan including Schedule A and Schedule B thereto (except in the case of an Employee Benefit Plan that has been in existence for less than 5 years, in which case, for as long as it has been in existence), (vii) actuarial reports, if applicable, and the most recent periodic accounting of related plan assets, and (viii) all related trust agreements, annuity contracts, insurance contracts or other funding arrangements which implement any Employee Benefit Plan, and (ix) in the case of stock options or stock appreciation rights issued under any Employee Benefit Plan which is a stock option or stock appreciation rights plan, a list of holders, dates of grant, number of shares, exercise price per share and dates exercisable, and (x) each Personnel Document.

(b) GraphOn has received a current favorable determination letter for each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code. No act, omission, event, development, condition, or circumstance known to GraphOn has occurred or is existing that would cause any Employee Benefit Plan to become disqualified for purposes of
      Section  401(a)  of the Code.  Each  trust  intended  to  qualify  under
      Section 501(c)(9) of the Code so qualifies in form and in operation, meets the requirements of Section 505(c) of the Code and the regulations thereunder, and has received an opinion letter from the Internal Revenue Service that such trust so qualifies, and no fact or event has occurred since the date of any opinion letter which could affect adversely the exempt status of any such trust.

(c) Neither GraphOn nor any of its officers or directors, has taken any action directly or indirectly which obligates GraphOn to institute or modify or change any Employee Benefit Plan, any actuarial or other assumption used to calculate funding obligations with respect to any of GraphOn's Employee Benefit Plans, or the manner in which contributions to any of the Employee Benefit Plans are made or the basis on which such contributions are determined.

(d) GraphOn is, and each Employee Benefit Plan is maintained and operated, in compliance with all applicable Laws relating to Employee Benefit Plans (including, without limitation, Section 401(a) of the Code and ERISA) and all the terms of such Employee Benefit Plan, except for such instances of non-compliance that in the aggregate have not had and could reasonably be expected not to have a Material Adverse Effect. GraphOn has not incurred any Liability to the IRS, the DOL, or the PBGC in connection with any Employee Benefit Plan. With respect to each Employee Benefit Plan (i) no prohibited transaction as defined in
      Section 406 of ERISA or Section 4975 of the Code has occurred, (ii) neither GraphOn nor any of its current or former directors, officers, employees or any other "fiduciary," within the meaning of Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable Law, or has any Liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of the assets of any Employee Benefit Plan, and there is no pending, or to the Knowledge of GraphOn, threatened or anticipated action, suit, grievance, arbitration or other manner of litigation or claim under any Employee Benefit Plan or with respect to the assets thereof, or by or on behalf of any current or former director, officer or employee, or dependent or beneficiary thereof, or otherwise (other than routine claims for benefits where the plan's administrative claims procedure has not yet been exhausted), including but not limited to any action, suit, grievance, arbitration or other manner of litigation or claim regarding conduct which allegedly interferes with the attainment of rights under any Employee Benefit Plan, (iii) neither GraphOn nor any of its directors or officers or any fiduciary of any Employee Benefit Plan has any Knowledge of any facts which could give rise to arbitration or other manner of litigation or claims with respect thereto except for such instances of non-compliance that in the aggregate have not had and could reasonably be expected not to have a Material Adverse Effect.

(e) All reports and descriptions of the Employee Benefit Plans (including, without limitation, IRS Form 5500 annual reports, summary annual reports, and summary plan descriptions) required to be filed by GraphOn with the IRS, the DOL, or the PBGC on or before the date hereof have been timely filed, and as appropriate, have been timely provided to the participants in the Employee Benefit Plans.

(f) There is no pending or, to the Knowledge of GraphOn, threatened claim, charge, demand, inquiry, investigation, action, suit, arbitration, or other legal proceeding relating to any Employee Benefit Plan, except for claims for benefits thereunder made in the ordinary course.

(g) The consummation of the transactions contemplated by this Agreement will not accelerate the time of vesting or payment, or increase the amount, of the compensation or benefits to be paid or provided to any present or former officer or employee of GraphOn. No Contract or Employee Benefit Plan provides for any "excess parachute payment," within the meaning of Section 4999 of the Code, upon or in connection with the consummation of the transactions contemplated by this Agreement.

(h) GraphOn has not been liable at any time for contributions to any Employee Benefit Plan that is or was subject to Title IV of ERISA.

(i) GraphOn or an ERISA Affiliate of GraphOn, as applicable, has made all contributions required to be made by it pursuant to the terms of any Employee Benefit Plan or any collective bargaining agreement to which it is a party or as otherwise required by applicable Law. With respect to each Employee Benefit Plan, subject to only normal retrospective adjustments in the ordinary course, all insurance premiums, including premiums to the PBGC, have been paid in full for policy years or other applicable policy periods ending on or prior to the date hereof. There exists no "accumulated funding deficiency" within the meaning of
      Section 302 of ERISA and Section 412 of the Code, with respect to any Employee Benefit Plan, regardless of whether such deficiency has been waived.

(j) GraphOn does not have, and the consummation of the transactions contemplated by this Agreement will not result in, any Liability for
      (a) any minimum funding contribution required under Section 302(c)(11) of ERISA or Section 412(c)(11) of the Code, (b) any payment required under Section 302(e) of ERISA or Section 412(m) of the Code, (c) any lien imposed under Section 302(f) of ERISA or Section 412(n) of the Code, (d) any excise tax imposed with respect to an accumulated funding deficiency under Section 4971 of the Code, (e) the termination of or withdrawal from any plan under Sections 4062, 4063, or 4064 of ERISA, or (f) the withdrawal from any multi-employer plan under Section 4201 of ERISA.

(k) No Employee Benefit Plan is (i) a "multiemployer plan" within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the Code, (ii) a "multiple employer welfare plan" or a "multiple employer welfare arrangement" within the meaning of Section 514(b)(6) of ERISA, or a "welfare benefit fund" within the meaning of
      Section 419(e) of the Code. GraphOn has not incurred and does not expect to incur any withdrawal Liability (either as a contributing employer or as part of a controlled group which includes a contributing employer) to any multiemployer plan, in connection with any complete or partial withdrawal from such plan occurring on or before the Closing Date or as a result of the transactions contemplated under this Agreement.

(l) No Employee Benefit Plan provides medical, life or other welfare benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable Law). With respect to any Contract or arrangement with an insurance company providing funding under any Employee Benefit Plan, there is no Liability for any retroactive rate adjustment. GraphOn has the right to amend or terminate its participation with respect to each Employee Benefit Plan. Each Employee Benefit Plan that is a "group health plan," within the meaning of Section 5000 of the Code has been operated in compliance with
      Section 4980B of the Code or Sections 601 through 608 of ERISA and the secondary payor requirements of Section 1862(b) of the Social Security Act. No claim for medical benefits has been incurred (but not reported) under any Employee Benefit Plan with respect to any current or former employee (or the spouse of dependent of such employee) which is in excess of $25,000.

(m) The total aggregate potential maximum liability for the entire current fiscal year and any remaining earned but unpaid amounts for prior fiscal years under any cash bonus plan listed in Section 4.25 of the GraphOn Disclosure Schedule is $81,000, of which 0% has been accrued as a Liability on the balance sheet of GraphOn as of June 30, 2002. GraphOn has continued to accrue since June 30, 2002 all amounts payable pursuant to any cash bonus plan in accordance with its past practice.

4.26  Environmental Matters.
      ---------------------

(a) GraphOn and its business are in compliance in all material respects with all applicable Environmental Laws in connection with the ownership, operation and condition of its properties (whether owned or leased), assets, and business and have all permits, licenses, approvals, and other such authorizations from Governmental Authorities to operate its business in full compliance with Environmental Law, and, as of the date of this Agreement, neither GraphOn nor its business has received any notice, order or directive from any Governmental Authority alleging a violation of any Environmental Law.

(b)   To the Knowledge of GraphOn:

(i) There are no Contaminants located on, contained in, or otherwise part of GraphOn's properties (whether owned or leased), assets, or business other than in accordance with applicable Law that will require any investigation or remediation, and there has not been any past or ongoing release of Contaminants into the environment on, from, within or onto any locations where wastes from the operation of any its properties (whether owned or leased), assets, or business in each case except where same would not have a Material Adverse Effect;

(ii) There are no PCBs that are located on, contained in or otherwise a part of its properties (whether owned or leased), assets, or business;

(iii) No Person may have suffered any injury or incurred any damage of any type whatsoever as the result of the release of or exposure to Contaminants from its properties (whether owned or leased), assets, or business; and

(iv) There are no locations where Contaminants from the operation of its properties (whether owned or leased), assets, or business have been stored, treated, or recycled or disposed of, other than in accordance with applicable Law, other than as would not have a Material Adverse Effect.

(c) There are no underground or above ground storage tanks located upon any of GraphOn's properties (whether owned or leased) or assets.

(d) Neither GraphOn nor its business has received, as of the date of this Agreement, any written directive, order or notice from any Governmental Authority or any other Person alleging that either GraphOn or its business is actually or potentially liable under any Environmental Law for the costs of investigation or remediation of any properties (whether owned or leased) or other real property to which Contaminants generated in connection with GraphOn's business were transferred. Copies of any environmental investigations, studies, audits, tests, reviews, or analyses relating to any properties (whether owned or leased) conducted by or on behalf of GraphOn or provided by any of its predecessors to GraphOn within the last five (5) years, will be furnished to the Affiliated Companies upon request.

4.27 Legal Proceedings. Except as disclosed in the SEC Reports or in Section
4.27 of the GraphOn Disclosure Schedule, there is no claim, charge, demand, inquiry, investigation, action, suit, arbitration, or other legal proceeding pending or, to the Knowledge of GraphOn, threatened by or against GraphOn. No claim, charge, demand, inquiry, investigation, action, suit, arbitration, or other legal proceeding disclosed in Section 4.27 of the GraphOn Disclosure Schedule concerns the ownership or other rights with respect to the GraphOn Shares. The claims, charges, demands, inquiries, investigations, actions, suits, arbitrations, and other legal proceedings disclosed in the SEC Reports or in
Section 4.27 of the GraphOn Disclosure Schedule, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. During the past three years, to the Knowledge of GraphOn, it has not been the target or subject of any audit, inspection, inquiry, investigation, survey, or other form of review by any Governmental Authority, industry or trade association, professional review organization, accrediting organization, or certifying agency relating to any actual or alleged improper activity on the part of GraphOn or any of its officers or directors. No such reviews are pending, and to the Knowledge of GraphOn, none are threatened.

4.28 Certain Payments. Neither GraphOn nor any Person associated with or acting for or on behalf of GraphOn has, directly or indirectly, (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment, whether in the form of money, property, or services, to any Person, private or public, (i) to obtain favorable treatment in securing business or to compensate for favorable treatment for business secured, (ii) to obtain special concessions or to compensate for special concessions obtained, or (iii) in violation of any applicable Law, or (b) established or maintained any fund or asset that is not recorded in the books and records of GraphOn.

4.29 No Broker's Commission. Except as disclosed in Section 4.29 of the GraphOn Disclosure Schedule, no broker's commission, finder's fee, investment banker's fee, or other similar payment is or will become payable by GraphOn or any Affiliated Company pursuant to any Contract entered into by GraphOn as a result of or in connection with entering into this Agreement or consummating the transactions contemplated thereby.

4.30 Disclosure. The Registration Statement, the Proxy Materials, and the Prospectus will comply in all material respects with the requirements of the Securities Act and the Exchange Act. The Registration Statement (at the time it becomes effective under the Securities Act) and the Prospectus and the Proxy Materials (at the time they are mailed to GraphOn stockholders and at the time of the Special Meeting) will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that GraphOn makes no representation or warranty with respect to any information that the Affiliated Companies supply to GraphOn specifically for use in the Prospectus.

ARTICLE V

                              PRE-CLOSING COVENANTS

      The Parties agree and covenant that, from the date of this Agreement and until the Closing or earlier termination of this Agreement:

5.1 Conduct of Business. Each Party shall use commercially reasonable efforts to maintain and improve its business, organization, and goodwill. Except as contemplated by this Agreement, no Party shall take, or cause or allow to be taken, any action described in clauses (a), (b), (d)-(f), (h)-(l), (n), (o),
(q)-(t), (v)-(z), and (aa) of Sections 3.16 and 4.17 hereof. Each Party shall use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its officers and employees and maintain its relations and good will with suppliers, customers, landlords, creditors, employees, and others having business relationships with it.

5.2 Access. Each Party shall permit each other Party and its Representatives to have free and full access to all its premises, properties, employees and other personnel, Contracts, and books and records, upon reasonable notice, during regular business hours, and in a manner that does not unreasonably interfere with the Party's normal business operations, so that the other Party, at its sole expense, may have an opportunity to make such examinations, investigations, and reviews as may be desired. Each Party shall cause its Representatives to cooperate fully with, and to make full and prompt disclosure of all information (including, without limitation, updated operating performance data and unaudited financial statements and financial information) requested during, such examinations, investigations, and reviews, provided, however, that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by either Party and provided, further that the foregoing shall not require either Party to permit any inspection, or to disclose any information that in the reasonable judgment of the Party would result in a violation of applicable Law or would result in the disclosure of any trade secrets of third parties or violate any of the Party's obligations with respect to confidentiality if the Party shall have used commercially reasonable efforts to obtain the consent of such thrid party to such inspection or disclosure.

5.3 Notices, Filings, and Approvals. As soon as reasonably practicable after the date hereof, each Party shall give all notices to, make all filings with, and use its commercially reasonable efforts to obtain all approvals, authorizations, consents, orders, and other actions by, all Persons that are required to be given, made, or obtained by the Party for the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. Each Party shall cooperate with each other Party to the extent reasonably practicable to secure such requisite approvals, authorizations, consents, orders, or other actions.

5.4 Registration Statement and Proxy Statement/Prospectus. As soon as reasonably practicable after the date hereof, GraphOn shall prepare and file with the SEC a registration statement under the Securities Act (together with any amendments or supplements thereto, the "Registration Statement"), including a proxy statement (together with a form of proxy and soliciting materials for the Special Meeting and any amendments or supplments thereto, the "Proxy Materials") and prospectus (together with any amendments or supplements thereto, the "Prospectus"), providing for the registration under the Securities Act of the Merger Shares. The Proxy Materials shall contain the GraphOn Board of Directors' recommendation to GraphOn stockholders to approve the Mergers, unless the Board of Directors of GraphOn determines in good faith upon consultation with its legal counsel that it may not make such recommendation in order to comply with its fiduciary duties under applicable Law. The Registration Statement shall comply in all material respects with the requirements of the applicable SEC form and shall include all information, financial statements, financial statement schedules, and exhibits required by the SEC to be included therein. The Affiliated Companies shall provide GraphOn with such information to be included in the Registration Statement as GraphOn may reasonably request. GraphOn shall use commercially reasonable efforts to respond as expeditiously as possible to any and all comments made by the SEC staff with respect to the Registration Statement, Proxy Materials, and Prospectus and to have the Registration Statement declared effective by the SEC as soon as reasonably practicable after it is filed with the SEC. As soon as reasonably practicable after the Registration Statement becomes effective, GraphOn shall mail the Proxy Materials to the stockholders of GraphOn who are entitled to vote at the Special Meeting and shall mail the Prospectus to the stockholders of the Affiliated Companies. GraphOn shall make any and all filings and take any and all other actions that may be necessary, appropriate, or advisable under the applicable state securities laws in furtherance of the offer and sale of the Merger Shares.

5.5 Fairness Opinion. As soon as reasonably practicable after the date hereof, GraphOn shall secure a written opinion of Pacific Crest Securities, Inc. or another nationally recognized investment banking firm reasonably acceptable to GraphOn and the Affiliated Companies to the effect that the Cortelco Conversion Ratio, the CIDCO Conversion Ratio, and the SLL Conversion Ratio are collectively fair to the stockholders of GraphOn from a financial point of view (the "Fairness Opinion"). The Fairness Opinion, in written form, shall be merely a confirmation of the oral Fairness Opinion rendered to GraphOn immediately prior to the date hereof.

5.6 Special Meeting. As soon as reasonably practicable after the date that the Proxy Materials are first mailed to the GraphOn stockholders, and in no event later than 60 days thereafter, GraphOn shall hold a special meeting in lieu of an annual meeting of its stockholders (the "Special Meeting") to consider and vote upon (a) the approval of an amendment to its certificate of incorporation effecting the Reverse Stock Split in accordance with Section 242(b) of the Delaware Law, and (b) the approval of the Mergers and of the resulting issuance of the Merger Shares as required by Marketplace Rule 4350(i) issued by the NASD (collectively, the "Proposals").

5.7 Reverse Stock Split. The Parties contemplate that GraphOn will amend its certificate of incorporation immediately prior to the consummation of the Mergers to effect a reverse split of the issued and outstanding GraphOn Shares so that the GraphOn Shares will meet the minimum bid price requirement for initial inclusion on Nasdaq after the consummation of the Mergers (the "Reverse Stock Split"). Should the GraphOn stockholders approve the amendment to the GraphOn certificate of incorporation to effect the Reverse Stock Split, GraphOn shall, as soon as reasonably practicable after the Special Meeting, amend its certificate of incorporation to effect the Reverse Stock Split by preparing, executing, and filing a certificate of amendment thereto with the office of the Secretary of State of the State of Delaware. GraphOn shall take any and all other actions that may be necessary, appropriate, or advisable to effect the Reverse Stock Split or in furtherance thereof.

5.8 Nasdaq Initial Listing. Due to the probable treatment of the Mergers and resulting issuance of the Merger Shares as a "Reverse Merger" under the NASD's Marketplace Rule 4330(f), as soon as reasonably practicable after the date of the filing of the Registration Statement with the SEC, GraphOn shall file an initial listing application with Nasdaq for GraphOn as it shall be constituted subsequent to the consummation of the Mergers. Each of GraphOn and the

Affiliated Companies shall use their respective commercially reasonable efforts to cause such application to be approved prior to the Closing Date.

5.9 Board of Directors of GraphOn. Immediately prior to the Closing Date, and subject to and effective as of the consummation of the Mergers, (a) the board of directors of GraphOn shall establish the number of directors constituting the whole board of directors as seven, and (b) a sufficient number of directors shall resign from the board of directors of GraphOn such that there will be four vacancies thereon after giving effect to the foregoing change in the number of directors constituting the whole board of directors.

5.10 Employment Agreements. As soon as reasonably practicable after the date hereof, Cortelco shall use its commercially reasonable efforts to enter into, subject to and effective as of the consummation of the Mergers, (a) an Employment Agreement in substantially the form attached as Exhibit D to this Agreement (the "Employment Agreement") with each of those persons listed on
Schedule 5.10 hereto (the "Key Employees").
5.11 Lock-Up Agreements. As soon as reasonably practicable after the date hereof, each Affiliated Company shall use its commercially reasonable efforts to cause its directors, officers, and stockholders listed on Schedule 5.11 hereto to execute and deliver, on or before the Closing Date, a Lock-Up Agreement with GraphOn as to the Merger Shares that each will receive in the Mergers in substantially the form attached as Exhibit E hereto (the "Lock-Up Agreement").

5.12 Additional Funding. As soon as reasonably practicable after the date hereof, each Party shall use its commercially reasonable efforts to obtain, on or before the Closing Date, at least $5,000,000 in the aggregate in additional debt or equity funding for the benefit of one or more Parties on terms and conditions that are mutually satisfactory to the Parties.

5.13 Transfer of GraphOn's Assets and Liabilities. Immediately prior to the Closing Date, and subject to and effective as of the consummation of the Mergers, (a) GraphOn shall assign, convey, and transfer substantially all its assets and properties (excluding the issued and outstanding GraphOn Subsidiary Shares and its interest in and rights under this Agreement) to Sub IV, and (b) Sub IV shall assume and agree to perform and discharge substantially all the Liabilities of GraphOn relating to such transferred assets and properties (excluding, without limitation, its Liabilities under this Agreement).

5.14 Distribution of Shares of Cortelco. Immediately prior to the Closing Date, and subject to and effective as of the consummation of the Mergers, Cortelco Systems Holding Corporation, a Delaware corporation and the sole stockholder of Cortelco as of the date of this Agreement ("CSHC") will distribute all of its shares of Cortelco to the recordholders of CSHC's common stock as of the date of the distribution (the "CSHC Stockholders") The CSHC Stockholders will receive one Cortelco Share for each share of common stock of CSHC held by the CSHC Stockholders. In order to accomplish the distribution, Cortelco will amend its Certificate of Incorporation prior to the distribution date to authorize 32,206,815 shares of common stock, and will issue sufficient shares to CSHC to permit the distribution by CSHC to the CSHC Stockholders immediately prior to the Closing Date.

5.15 Non-Solicitation. After the date hereof and prior to the earlier of (a) the last to occur of the Cortelco Effective Date, the CIDCO Effective Date, and the SLL Effective Date or (b) the termination of this Agreement as provided in
Article VIII hereof, unless the Parties shall otherwise agree in writing, neither Party shall initiate, solicit, negotiate, encourage, or provide Confidential Information to facilitate, and each Party shall use its best efforts to cause (i) any officer, director, or employee of such Party, (ii) any attorney, accountant, or other Representative of such Party, or (iii) any investment banker retained by such Party, not to initiate, solicit, negotiate, encourage, or provide Confidential Information to facilitate, any proposal or offer to acquire all or substantially all of the business and properties of such Party, or capital stock of such Party, whether by merger, purchase of assets, tender offer, or otherwise, whether for cash, securities, or any other consideration or combination thereof (such transactions being referred to herein as "Acquisition Transactions"); provided, however, that a Party may furnish information concerning its business, properties, or assets to any person (a "Potential Acquiror") if (A) the Party's board of directors determines that such Potential Acquiror has the financial wherewithal to consummate an Acquisition Transaction with the Party on terms that would yield a higher value to the Party's stockholders than will the Mergers, and (B) after consultation with counsel in the case of GraphOn, and after receiving a written opinion of counsel in the case of an Affiliated Company, the Party's board determines that the failure to provide such information would constitute a breach of its fiduciary duty to the Party's stockholders. Upon receipt of a bona fide offer from a Potential Acquiror proposing an Acquisition Transaction with a Party and determination of the Party's board of directors that such offer will likely yield a higher value to the Party's stockholders than would consummation of the Mergers, a Party may, with respect to such Potential Acquiror, negotiate and enter into a definitive agreement for an Acquisition Transaction with the Potential Acquiror and take any of the other actions otherwise prohibited by this Section 5.15.

5.16 Representations and Warranties; Covenants. Each Party shall use its commercially reasonable efforts to ensure that (a) all representations and warranties made by the Party in this Agreement are true and correct on and as of the Closing Date, and (b) the Party performs and complies with all agreements, covenants, and obligations contained in this Agreement that are to be performed and complied with by the Party on or before the Closing Date.

5.17 Notice of Adverse Developments. Each Party shall give prompt written notice to the other Parties in accordance with Section 9.5 hereof of the occurrence of any act, omission, or event or the existence of any condition or circumstance that has resulted or could reasonably be expected to result in (a) any representation and warranty made by the Party in this Agreement being untrue or incorrect or (b) the failure of the Party to perform or comply with any agreement, covenant, or obligation contained in this Agreement that is to be performed and complied with by the Party on or before the Closing Date; provided, however, that no such notice by any Party shall be deemed to amend or supplement the Affiliated Company Disclosure Schedule or the GraphOn Disclosure Schedule, as applicable, or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant by the Party.

5.18 General. Without limiting the generality of the foregoing, each Party shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, appropriate, or advisable to consummate the transactions contemplated by this Agreement as soon as possible.

ARTICLE VI

                       CONDITIONS TO OBLIGATIONS TO CLOSE

6.1 Conditions to Obligation of GraphOn. The obligation of GraphOn to consummate the transactions contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any one or more of which may be waived by GraphOn except in the event that such condition is a requirement of Law:

(a)   Representations  and  Warranties.  All  representations  and  warranties
      --------------------------------
      made by the Affiliated Companies in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date as if made thereon, except to the extent that any such representation and warranty is already qualified as to materiality, in which case such representation and warranty shall be true and correct without further qualification.

(b) Covenants. Each Affiliated Company shall have performed and complied with in all material respects all agreements, covenants, and obligations contained in this Agreement that are to be performed and complied with by the Affiliated Company on or before the Closing Date.

(c) Certificate of President. GraphOn shall have received from each Affiliated Company a certificate of the President of the Affiliated Company, dated as of the Closing Date, as to the satisfaction of the conditions contained in Sections 6.1(a) and 6.1(b) hereof.

(d)   Notices,  Filings,  and  Approvals.  Each  Party  shall  have  given all
      ----------------------------------
      notices to, made all filings with, and obtained all material approvals, authorizations, consents, orders, and other actions by, all Persons that are required to be given, made, or obtained by the Party for the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, (i) the stockholders of each Affiliated Company shall have duly adopted this Agreement, (ii) the stockholders of GraphOn shall have duly approved the Proposals at the Special Meeting, (iii) GraphOn shall have effected the Reverse Stock Split, (iv) the Registration Statement shall have been declared effective by the SEC, and no stop order shall have been issued by the SEC with respect thereto, (v) the Merger Shares shall have been approved for listing on Nasdaq, subject only to official notice of issuance, and (vi) the
      Affiliated Companies shall have received, in a form reasonably satisfactory to GraphOn, the consent required under the Foothill Capital Credit Agreements evidencing consent to the transactions contemplated by this Agreement.

(e) Fairness Opinion. GraphOn shall have received the Fairness Opinion, which shall be reasonably satisfactory in form and substance to GraphOn, and the Fairness Opinion shall not have been withdrawn.

(f)   No Adverse  Legal  Proceedings  or Rulings.  No inquiry,  investigation,
      ------------------------------------------
      action, suit, arbitration, or other legal proceeding shall be pending before any Governmental Authority, or other authority seeking to restrain, enjoin, or otherwise prevent or hinder, or to obtain damages on account of, the consummation of the transactions contemplated by this Agreement. No judgment, decree, order, writ, injunction, or other ruling by any Governmental Authority, or other authority restraining, enjoining, or otherwise preventing or hindering the consummation of the transactions contemplated by this Agreement shall have been entered and be in effect.

(g)   No Material  Adverse  Effect.  No  Material  Adverse  Effect  shall have
      ----------------------------
      occurred with respect to either of Cortelco or CIDCO since the date of this Agreement.

(h)   Employment Agreement.  GraphOn shall have received a fully executed
      --------------------
      copy of an Employment Agreement from each of the Key Employees.

(i) Lock-Up Agreements. GraphOn shall have received from each director, officer, and stockholder of the Affiliated Companies listed on Schedule
      5.11 hereto an executed Lock-Up Agreement.

(j) Certificate of Secretary. GraphOn shall have received from each Affiliated Company a certificate of the Secretary of the Affiliated Company, dated as of the Closing Date, as to certain corporate matters.

(k) Certification of Non-Foreign Status. GraphOn shall have received from each Affiliated Company a certificate of an authorized officer of the Affiliated Company, dated as of the Closing Date, as to its non-foreign status.

(l) Legal Opinion. GraphOn shall have received a legal opinion, dated as of Closing Date, of Baker, Donelson, Bearman & Caldwell, counsel for the Affiliated Companies, in substantially the form attached as Exhibit F to this Agreement.

(m) Documents. GraphOn shall have received from the Affiliated Companies all documents and instruments necessary to consummate the transactions contemplated by this Agreement and all such other documents, instruments, certificates, opinions, and other materials relating thereto as GraphOn may have reasonably requested, all of which shall be reasonably satisfactory in form and substance to GraphOn.

6.2 Conditions to Obligations of the Affiliated Companies. The obligation of each Affiliated Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any one or more of which may be waived by the Affiliated Company except in the event that such condition is a requirement of
Law:

(a) Representations and Warranties. All representations and warranties made by GraphOn in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date as if made thereon, except to the extent that any such representation and warranty is already qualified as to materiality, in which case such representation and warranty shall be true and correct without further qualification.

(b) Covenants. GraphOn shall have performed and complied with in all material respects all agreements, covenants, and obligations contained in this Agreement that are to be performed and complied with by GraphOn on or before the Closing Date.

(c) Certificate of President. The Affiliated Company shall have received from GraphOn a certificate of the President of GraphOn, dated as of the Closing Date, as to the satisfaction of the conditions contained in Sections 6.2(a) and 6.2(b) hereof.

(d)   Notices,  Filings,  and  Approvals.  Each  Party  shall  have  given all
      ----------------------------------
      notices to, made all filings with, and obtained all material approvals, authorizations, consents, orders, and other actions by, all Persons that are required to be given, made, or obtained by the Party for the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, (i) the stockholders of each Affiliated Company shall have duly adopted this Agreement, (ii) the stockholders of GraphOn shall have duly approved the Proposals at the Special Meeting, (iii) GraphOn shall have effected the Reverse Stock Split, (iv) the Registration Statement shall have been declared effective by the SEC, and no stop order shall have been issued by the SEC with respect thereto, and (v) the Merger Shares shall have been approved for listing on Nasdaq, subject only to official notice of issuance.

(e) Inclusion in Nasdaq. GraphOn shall meet all the quantitative and qualitative requirements for initial inclusion on Nasdaq following the consummation of the Mergers.

(f)   No Adverse  Legal  Proceedings  or Rulings.  No inquiry,  investigation,
      ------------------------------------------
      action, suit, arbitration, or other legal proceeding shall be pending before any Governmental Authority, or other authority seeking to restrain, enjoin, or otherwise prevent or hinder, or to obtain damages on account of, the consummation of the transactions contemplated by this Agreement. No judgment, decree, order, writ, injunction, or other ruling by any Governmental Authority, or other authority restraining, enjoining, or otherwise preventing or hindering the consummation of the transactions contemplated by this Agreement shall have been entered and be in effect.

(g)   No Material  Adverse  Effect.  No  Material  Adverse  Effect  shall have
      ----------------------------
      occurred with respect to GraphOn since the date of this Agreement.

(h) Board of Directors of GraphOn. The board of directors of GraphOn shall have established the number of directors constituting the whole board of directors as seven, and a sufficient number of directors shall have resigned from the board of directors of GraphOn such that there are four vacancies thereon after giving effect to the foregoing change in the number of directors constituting the whole board of directors.

(i) Certificate of Secretary. The Affiliated Company shall have received from GraphOn a certificate of the Secretary of GraphOn, dated as of the Closing Date, as to certain corporate matters.

(j) Legal Opinion. The Affiliated Company shall have received a legal opinion, dated as of Closing Date, of Sonnenschein Nath & Rosenthal, counsel for GraphOn, in substantially the form attached as Exhibit G to this Agreement.

(k) Documents. The Affiliated Company shall have received from GraphOn all documents and instruments necessary to consummate the transactions contemplated by this Agreement and all such other documents, instruments, certificates, opinions, and other materials relating thereto as the Affiliated Company may have reasonably requested, all of which shall be reasonably satisfactory in form and substance to the Affiliated Company.

ARTICLE VII

                              POST-CLOSING MATTERS

7.1 Further Assurances. At any time and from time to time after the Closing Date, the Parties shall execute and deliver such additional documents and instruments and shall take such other actions as may be necessary, appropriate, or advisable to consummate the transactions contemplated by this Agreement.

7.2 Filling Vacancies on Board of Directors of GraphOn. Immediately after the Closing Date, the board of directors of GraphOn shall fill the vacancies on the board of directors resulting from the actions described in Section 5.9 hereof with the Persons listed in Schedule 7.2 to this Agreement who have been designated by the Affiliated Companies to serve thereon.

ARTICLE VIII

                                   TERMINATION

8.1 Termination of Agreement. Notwithstanding anything herein or elsewhere to the contrary, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing as follows:

(a) by the Parities in a written agreement executed and delivered by all the Parties;

(b) by GraphOn, pursuant to a written notice given to each Affiliated Company, if any of the conditions set forth in Section 6.1 hereof has not been fulfilled or has become incapable of fulfillment on or before 5:00 p.m. (Pacific time) on December 31, 2002, except in the event that such non-fulfillment is the result, directly or indirectly, of any act or omission by GraphOn that constitutes a material breach or default under this Agreement;

(c) by any Affiliated Company, pursuant to a written notice given to GraphOn and each other Affiliated Company, if any of the conditions set forth in Section 6.2 hereof has not been fulfilled or has become incapable of fulfillment on or before 5:00 p.m. (Pacific time) on December 31, 2002, except in the event that such non-fulfillment is the result, directly or indirectly, of any act or omission by the Affiliated Company that constitutes a material breach or default under this Agreement; or

(d)   By a Party under the circumstances contemplated by Section 5.15.

8.2 Effect of Termination. If any Party terminates this Agreement pursuant to
Section 8.1 hereof, this Agreement shall be of no further force or effect and all rights and Liabilities of the Parties hereunder shall terminate, except (a) that Sections 9.1, 9.2, and 9.3 hereof shall survive such termination and remain in full force and effect as provided therein and (b) for any Liability of any Party for any breach or default under this Agreement.

ARTICLE IX

                                  MISCELLANEOUS

9.1   Confidentiality.
      ---------------

(a)   Except as may be  required  by Law or legal  process,  each  Party  (the
      "Receiving Party") and its Representatives shall treat confidentially and not disclose any Confidential Information received from or on behalf of any other Party (the "Disclosing Party"). Notwithstanding the foregoing, the Receiving Party may disclose any Confidential Information to its Representatives who need to know such Confidential Information for the purpose of evaluating the Disclosing Party and the transactions contemplated by this Agreement, provided that the Receiving Party, before making any such disclosure, (i) informs each Representative of the confidential nature of the Confidential Information and the existence of this Section 9.1 and (ii) obtains the written agreement of such Representative (other than any Representative who is a director, officer or employee of the Receiving Party), in form and substance satisfactory to the Disclosing Party, to the effect that such Representative shall be bound by all the covenants made by, and all the obligations imposed on, the Receiving Party in this Section 9.1; provided, however, that no such written agreement shall be required for any Representative that is already party to a confidentiality agreement with substantially similar terms with the Receiving Party that covers the Confidential Information, or where such Representative owes a professional obligation of confidentiality to the Receiving Party.

(b) If the Receiving Party or any of its Representatives becomes aware of any prohibited disclosure or misappropriation of any Confidential Information or any other breach of the provisions of this Section 9.1, the Receiving Party shall promptly notify the Disclosing Party thereof.

(c) If the Receiving Party or any of its Representatives receives a request or becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, investigation, demand, order, or similar process) to disclose any Confidential Information, then before any such disclosure is made, the Receiving Party shall (i) immediately notify the Disclosing Party thereof, (2) consult with the Disclosing Party on the advisability of taking steps to resist or narrow such request, and
      (3) reasonably cooperate with the Disclosing Party in any attempt to obtain a protective order or other appropriate remedy or assurance that the Confidential Information will be afforded confidential treatment. Any expenses incurred by the Receiving Party as a result of such cooperation shall be paid by the Disclosing Party. If such protective order or other appropriate remedy is not obtained, the Receiving Party or such Representative shall furnish only that portion of the Confidential Information that it is advised by its outside legal counsel is legally required to be furnished.

(d) If this Agreement is terminated for any reason, the Receiving Party shall, and shall cause its Representatives to, promptly return all Confidential Information and all copies, extracts, and other reproductions thereof to the Disclosing Party; provided, however, that the Receiving Party and its Representatives may destroy any Confidential Information of the type described in clause (b) of Section
      1.26 hereof in lieu of returning the same to the Disclosing Party, provided that such destruction shall be certified in writing to the Disclosing Party by a duly authorized officer of the Receiving Party who supervised such destruction.

(e)   Notwithstanding anything herein or elsewhere to the contrary, this Section
      9.1 and the rights and Liabilities of the Parties hereunder shall survive the termination of this Agreement for any reason for a period of three years after the date of such termination.

9.2 Fees and Expenses. Each Party shall be responsible for and pay all fees and expenses (including, without limitation, financial advisors', attorneys', accountants' and other professional fees and expenses) incurred by the Party in connection with, relating to, or arising out of the negotiation, execution, and delivery of this Agreement and all other documents and instruments contemplated herein, the performance of the Party's obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby. Notwithstanding anything herein or elsewhere to the contrary, this Section 9.2 and the rights and Liabilities of the Parties hereunder shall survive the termination of this Agreement for any reason.

9.3 Public Disclosures. Except as otherwise required by applicable Laws or rules or regulations of any stock exchange, all press releases, publicity, and other public disclosures concerning the transactions contemplated by this Agreement shall be made only upon the prior agreement of all the Parties; provided, however, that this Section 9.3 shall not apply to communications made by any Party with its Representatives. In the case of any such public disclosure that is required by applicable Laws or rules or regulations of any stock exchange, the disclosing Party shall, prior to making such disclosure, give the other Parties a reasonable opportunity to review and comment upon the disclosure, consult with the other Parties regarding the disclosure, and attempt in good faith to agree with the other Parties with respect to the disclosure.

Notwithstanding anything herein or elsewhere to the contrary, this Section 9.3 and the rights and Liabilities of the Parties hereunder shall survive the termination of this Agreement for any reason.

9.4 Entire Agreement. This Agreement, including the attached schedules and exhibits (which are incorporated herein), constitutes the full understanding of the Parties, a complete allocation of risks among them, and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior negotiations, understandings and agreements, whether written or oral, among the Parties, including, without limitation, the Term Sheet dated May 13, 2002, among GraphOn, CIDCO, and Cortelco.

9.5 Notices. All notices required or permitted to be given hereunder shall be made in writing and may be delivered by the United States mail, hand, facsimile, or a nationally recognized delivery service. Notices delivered by the United States mail shall be deemed given three Business Days after being deposited in the mail, postage prepaid, registered or certified mail, and return receipt requested. Notices delivered by hand, facsimile, or a nationally recognized delivery service shall be deemed given upon receipt; provided, however, that a notice delivered by facsimile shall be effective only if such notice is also delivered by hand or is deposited in the United States mail, postage prepaid, registered or certified mail, and return receipt requested, on or before two Business Days after delivery by facsimile. All notices shall be addressed as follows:

            If to GraphOn or any
            Acquisition Subsidiary: GraphOn Corporation, or
                                    GraphOn Via Sub I Inc., or
                                    GraphOn Via Sub II Inc., or
                                    GraphOn Via Sub III Inc.
                                    63 Geoffroy Drive
                                    Santa Cruz, CA 95062
                                    Attention:  Robert P. Dilworth
                                    Telecopier:  (831)462-9675

                  with a copy to:   Sonnenschein Nath & Rosenthal
                                    1221 Avenue of the Americas
                                    24th Floor
                                    New York, NY 10020-1089
                                    Attention:  Ira I. Roxland
                                    Telecopier:  (212) 768-6800

            If to any Affiliated
            Company:                Cortelco, Inc., or
                                    CIDCO Communications Corporation, or
                                    SLL Communications Corporation
                                    105 Cochrane Circle
                                    Morgan Hill, CA 95037
                                    Attention:  Steve Bowling
                                    Telecopier:  (408) 782-8230
                  with a copy to:   Baker, Donelson, Bearman & Caldwell, PC
                                    165 Madison Avenue, Suite 2000
                                    Memphis, TN  38103
                                    Attention:  Jackie Prester
                                    Telecopier:  (901) 577-0762

Any Party may change its address for the purposes of notice hereunder by notifying the other Parties thereof in accordance with the provisions of this
Section 9.5.

9.6   Enforceability.  This Agreement  shall be enforceable by and against the
      --------------
Parties and their respective successors and permitted assigns.

9.7 Assignment. No Party shall assign, convey, transfer, or otherwise dispose of any or all of its interest in, or any or all of its rights and Liabilities under, this Agreement without the prior written consent of all the other Parties. Any such assignment, conveyance, transfer, or other disposition made or attempted in breach of this Section 9.7 shall be null and void and of no force or effect.

9.8 Amendments. This Agreement may be altered, amended, modified or changed (other than any waiver which shall be effective only if made in accordance with Section 9.9 hereof) only by a written agreement executed by all the Parties.

9.9 Waiver. No provision of this Agreement may be waived by any Party unless such waiver is set forth in writing and executed by the waiving Party. The waiver of any breach or default under any provision of this Agreement shall not be deemed to constitute a waiver of any other breach or default under the same or any other provision of this Agreement.

9.10 Modification and Severability. If a court of competent jurisdiction declares that any provision of this Agreement is illegal, invalid or unenforceable, such provision shall be modified automatically to the extent necessary to make such provision fully legal, valid or enforceable. If such court does not modify any such provision as contemplated herein, but instead declares it to be wholly illegal, invalid or unenforceable, such provision shall be severed from this Agreement, this Agreement and the rights and obligations of the Parties shall be construed as if this Agreement did not contain such severed provision, and this Agreement otherwise shall remain in full force and effect.

9.11 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.12 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event that any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

9.13 Governing Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal Laws of the State of Delaware applicable to contracts made in that state, without regard to any choice or conflict of laws provisions, principles, or rules (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

9.14 Multiple Counterparts. This Agreement may be executed by the Parties in one or more counterparts, each of which shall be deemed an original for all purposes, and all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.



GRAPHON CORPORATION                      CORTELCO, INC.


By:    /s/ Robert Dilworth               By:   /s/ James Hopper
       ----------------------------            --------------------------------
Name:  Robert Dilworth                   Name:  James Hopper
       ----------------------------            --------------------------------
Title: President                         Title: President
       ----------------------------            --------------------------------


GRAPHON VIA SUB I INC.                   CIDCO COMMUNICATIONS CORPORATION


By:    /s/ Robert Dilworth               By:   /s/ Ian Laing
       ----------------------------            --------------------------------
Name:  Robert Dilworth                   Name:  Ian Laing
       ----------------------------            --------------------------------
Title: President                         Title: President
       ----------------------------            --------------------------------


GRAPHON VIA SUB II INC.                  SLL COMMUNICATIONS CORPORATION


By:    /s/ Robert Dilworth               By:   /s/ Ian Laing
       ----------------------------            --------------------------------
Name:  Robert Dilworth                   Name:  Ian Laing
       ----------------------------            --------------------------------
Title: President                         Title: President
       ----------------------------            --------------------------------


GRAPHON VIA SUB III INC.


By:    /s/ Robert Dilworth
       ----------------------------
Name:  Robert Dilworth
       ----------------------------
Title: President
       ----------------------------